SCHEDULE 14C INFORMATION
                                 (Rule 14c-101)

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

/ /   Preliminary information statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
/X/   Definitive information statement

                     Capital Senior Living Communities, L.P.
                  --------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

/ /   No fee required.
/X/   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

                          Beneficial Unit Certificates
                       ----------------------------------

(2)   Aggregate number of securities to which transaction applies:

                                    1,117,692
                                 ---------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      A filing fee of $14,000 was calculated by multiplying one-50th of one percent by the aggregate cash proceeds expected to be received by the Registrant ($70,000,000) at the time the Preliminary Information Statement was filed.

(4)   Proposed maximum aggregate value of transaction:

                                   $73,895,242
                                -----------------

(5)   Total fee paid: $14,000

/X/   Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

                                          September 19, 1997

                                                        For Information Purposes
                                                              No Reply Necessary


Dear BUC Holders:

      In recent reports to the BUC Holders of Capital Senior Living Communities, L.P. (the "Partnership"), we informed you of our continuing efforts to enhance the value of your investment. We are extremely pleased to provide to you the attached Information Statement with its enclosed information which we believe constitutes a major step in meeting these goals.

      The Partnership originally was formed in 1986. The Partnership's original investment objectives had been to acquire and hold mortgage loans and make distributions of tax exempt interest. Your General Partner began its association with the Partnership in 1990 and assumed management duties of the Partnership in March 1991. At that time, the Partnership faced severe economic problems. As you know, the owners of the real estate securing the Partnership's mortgage loans defaulted and jeopardized your investment. In 1990, net income plummeted to a loss of $1.75 per BUC. As a result, the Partnership faced a severe cash flow crisis and asset devaluation. Then, in 1991, pursuant to a negotiated settlement in which it accepted deeds in lieu of foreclosure, the Partnership took control of the real property and senior living facilities underlying the mortgage loans. Part of this settlement included surrendering of the mortgage loans to the government issuers.

      The General Partner concluded that the Partnership's economic condition necessitated a change in investment objectives. Accordingly, instead of selling the Partnership's properties at what the General Partner believed to be the bottom of the market, you consented in 1992 to a series of amendments to the Partnership Agreement as part of a comprehensive proposal to restructure the Partnership.

      The General Partner began immediately to restructure the management of the Partnership in light of the Partnership's new role as an operating Partnership. New cost and quality control mechanisms were established. The senior living facilities were refurbished. The General Partner's progress in enhancing your investment is depicted by its increasing the net income per BUC from a loss of $0.32 in 1992 to net income of $2.53 per BUC in 1996.

      As a continuation of that restructuring, the General Partner has been exploring ways to enhance BUC Holder returns and improve long-term value to the Partnership. The General Partner believes it is in the best interests of the Partnership that once optimization of asset value is reached, these assets be converted to cash and reinvested. The General Partner now believes it has found a way to achieve those objectives. The next step in accomplishing the full potential for your Partnership investment, in the General Partner's opinion, involves the sale of substantially all of the assets of the Partnership to an affiliated entity, at their appraised value (the "Sale"). As you will recall, when the Partnership was formed, it raised

$28,758,000, net of issuance costs, which were used principally to acquire tax exempt mortgage loans. It is anticipated that the Sale, if completed, will result in the Partnership's having unrestricted cash and cash equivalents of approximately $68,300,000, prior to the deduction of closing costs and brokerage fees.

      The General Partner expects that the Sale will maximize the economic value of your investments. The General Partner believes that it has maximized the investment returns which could be provided by the Partnership's current assets. Accordingly, it believes the continued management of these assets will not result in as desirable returns to the BUC Holders. Therefore, the General Partner will attempt to sell these assets and reinvest the proceeds in new undervalued senior living assets.

      The General Partner believes that significant investment opportunities exist in the under-valued senior living communities and related real estate assets which may provide attractive investment yields relative to their risk. Although no assurance can be made, upon full reinvestment of the proceeds of the Sale, the General Partner believes that the Partnership's ongoing business plan is more likely to result ultimately in cash distributions to you.

      Before deciding to proceed with the Sale, various alternatives were considered in order to maximize BUC Holder returns, including continued management of the Partnership's assets, as well as liquidation of the Partnership. Each of these alternatives is discussed in the Information Statement and should be reviewed. The General Partner concluded ultimately that the Sale offered the greatest potential to increase the long term value of the BUCs. The Information Statement also describes an amendment to the Partnership Agreement which is necessary for the Partnership to continue its business in meeting these investment objectives. The Information Statement contains important information about the Sale, including the fees that the General Partner and its affiliates will receive as part of the Sale.

      The General Partner and its affiliates own approximately 66.46% of the outstanding BUCs, and have confirmed that they will approve the Amendment and the Sale. Therefore, the Partnership is not soliciting your approval of the Amendment or the Sale. The Partnership is nevertheless pleased to enclose the attached Information Statement which describes the Sale and the Partnership's plans which are designed to enhance the future of your investment.

      Thank you for your time and consideration.

                                    Very truly yours,


                                    Retirement Living Communities, L.P.
                                    Your General Partner

      This is an Information Statement only, which is being mailed to all holders of record as of the close of business on June 1, 1997 (the "BUC Holders") of Beneficial Unit Certificates ("BUCs") of Capital Senior Living Communities, L.P., a Delaware limited partnership (the "Partnership"), on or about September 19, 1997, is furnished in accordance with the requirements of Regulation 14C under the Securities Exchange Act of 1934, as amended, by Retirement Living Communities, L.P., an Indiana limited partnership (the "General Partner").

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 The Partnership

      The Partnership (formerly known as Retirement Living Tax-Exempt Mortgage Fund Limited Partnership) was formed on December 17, 1985, under the Delaware Revised Uniform Limited Partnership Act ("DRULPA"), and will continue until December 31, 2016, unless terminated earlier under certain provisions of the Partnership Agreement. The Partnership is a "small business issuer" as defined by the rules of the Securities and Exchange Commission. The address of the principal executive offices of the Partnership is 14160 Dallas Parkway, Suite 300, Dallas, Texas 75240, and the telephone number at such address is (972) 770-5600.

      In 1986, the Partnership issued to the public a total of 1,264,000 BUCs, representing assignments of limited partnership interest. This issuance generated funds of $28,758,000, net of issuance costs, which were used principally to acquire the Mortgage Loans (as defined below) on April 11, 1986.

      The Partnership originally was formed by an unaffiliated party to acquire a portfolio of five federally tax exempt, participating, non-recourse first mortgage bonds issued by governmental issuers (the "Bonds") to finance the construction or ownership or both of real estate projects (the "Projects"). Each of the Bonds was secured by a non-recourse note from the owner of a Project and a mortgage on such Project (the "Mortgage Loans"). The Projects consisted of four retirement living centers and one multi-family residential apartment complex. The owners of the Projects defaulted on the Mortgage Loans and, effective, September 11, 1991, through a negotiated settlement with the current General Partner (the "Negotiated Settlement"), the owners of the Projects transferred the following assets to a 99%-owned subsidiary of the Partnership:
(i) the five Projects securing the Mortgage Loans; (ii) an option to acquire an additional 132-unit apartment project owned by an affiliate of the Project Owners and Guarantors (the "Village Green I Apartments") (this acquisition was consummated on December 6, 1991); and (iii) an approximate 12% interest in Encore Limited Partnership, a New York limited partnership ("Encore"). The Partnership's interest in Encore was subsequently diluted to a 3% interest after the reorganization of Encore in December, 1995. Additionally, in order to acquire the Projects, the Partnership surrendered the Bonds to the government issuers for cancellation.

      As a result, in 1991 the Partnership became a direct owner of the Projects and other assets rather than a mortgage holder. The Partnership's original investment objectives had been to acquire and hold the Mortgage Loans and make distributions of tax exempt interest. The events described above necessitated a change in these investment objectives. Accordingly, instead of selling the Partnership's properties at what the General Partner believed to be the bottom of the market, the General Partner, pursuant to a consent solicitation dated November 30, 1992, solicited the BUC Holders' consent (the "1992 Solicitation") to a series of amendments to the Partnership Agreement as part of a comprehensive proposal to restructure the Partnership. Specifically, the General Partner obtained the consent of the BUC Holders to amend the Partnership Agreement to provide the Partnership with a broad purpose clause, which allows the Partnership to acquire, improve and sell or otherwise deal in real estate and related activities. The Partnership's new objectives became the holding of its properties as long-term investments which may be sold at any time, depending upon the General Partner's judgment of the anticipated remaining economic benefits of continued ownership. In addition, the Partnership Agreement was amended to remove provisions requiring mandatory quarterly cash distributions. These amendments allowed the Partnership to utilize its funds for a variety of purposes, including acquisition and development of real estate projects. Therefore, pursuant to these amendments, the Partnership adopted a policy of reinvesting proceeds from its disposition of assets in its business.

      The Partnership sold two multi-family residential apartment complexes on November 1, 1996 to an unaffiliated third party. The Partnership now directly owns the four retirement living centers (the "Four Properties") and operates and manages them through management agreements with an affiliate of the General Partner. In addition, the Partnership owns limited partnership interests and notes issued by two affiliated limited partnerships and the 3% interest in Encore (collectively, the "Securities," and collectively with the Four Properties, the "Assets"). See "Assets to be Sold in the Sale."

      On June 30, 1997, the Partnership entered into a loan agreement with Lehman Brothers Holdings, Inc., pursuant to which it borrowed $70,000,000 of a $77,000,000 loan commitment (the "Lehman Loan"). The Partnership entered into the Lehman Loan because it has a lower interest rate than the interest rate on the Partnership's other $17,500,000 loan commitment. That loan commitment had an interest rate of prime plus 1/8 of 1%, while the Lehman Loan bears a floating rate of interest based on the London Interbank Offered Rate plus 1/2 of 1%. In addition, the Lehman Loan permits the loan proceeds to be used for the expansion of the Cottonwood Retirement Community, one of the Partnership's Four Properties. The Lehman Loan is due and payable on December 31, 1997 (unless paid earlier). The Partnership has pledged all of its assets to secure the Lehman Loan. The Partnership has used the loan proceeds to repay $5,538,000, including accrued interest, it had borrowed under the $17,500,000 open end mortgage commitment from an unaffiliated mortgage company. In addition, $7,000,000 may be used in connection with the expansion of Cottonwood Retirement Community, and $64,500,000 has been used to purchase a ninety-day Treasury Bill which bill also secures the Lehman Loan (the "Treasury Bill"). Under the terms of the Lehman Loan, the Treasury Bill is treated as a restricted cash asset.

      The current General Partner began its association with the Partnership in March of 1990. In March of 1991, it assumed management duties of the Partnership. At that time, as described above, the Partnership had grave economic problems. In 1990, net income plummeted to a loss of $1.75 per BUC. As a result, the Partnership faced a severe cash flow crisis. Then, in 1991, pursuant to the Negotiated Settlement in which it accepted deeds in lieu of foreclosure, the Partnership took control of the real property and senior living facilities underlying the mortgage loans.

      The General Partner concluded that the Partnership's economic condition necessitated a change in investment objectives. Accordingly, instead of selling the Partnership's properties at what the General Partner believed to be the bottom of the market, the General Partner transformed the Partnership into an operating Partnership. The General Partner began immediately to restructure the management of the Partnership. New cost and quality control mechanisms were established. The senior living facilities were refurbished.

      The General Partner is managed by its general partner, Capital Retirement Group, Inc., a Texas corporation ("Retirement Group"). The General Partner's objective when it joined the Partnership was stated in 1992 Annual Report to investors:

            It is the intent of management to effectively manage and operate the facilities, make necessary capital improvements/repairs to remain competitive, and stabilize operations and expenses to maximize the investors return.

      The following chart, which is derived from the Partnership's audited financial statements, reflects the General Partner's progress in meeting this objective.

                                       Fiscal Year Ended December 31,
              1990           1991           1992          1993          1994          1995         1996
Net
Income    $(2,211,610)   $  (399,524)   $   541,454   $ 1,048,055   $ 1,198,914   $ 1,630,699   $ 3,105,703

Net
Income
per BUC   $     (1.75)   $     (0.32)   $      0.43   $      0.83   $      0.95   $      1.29   $      2.53

      As a continuation of that restructuring, the General Partner has been exploring ways to enhance BUC Holder returns and improve long-term value to the Partnership. The General Partner believes it is in the best interests of the Partnership that once optimization of asset value is reached, these assets be converted to cash. The General Partner now believes it has found a way to achieve those objectives. The next step in accomplishing the Partnership's full potential, in the General Partner's opinion, involves the sale of all of the assets of the Partnership to an affiliated entity, at their appraised value. When the Partnership was formed in 1986, it raised $28,758,000, net of issuance costs, which were used principally to acquire tax exempt mortgage loans. The sale will result in the Partnership having unrestricted cash and cash equivalents of approximately $68,300,000, prior to the deduction of closing costs and brokerage fees. The net sale proceeds will be invested in new undervalued senior living communities and related real estate assets.

Information Statement

      This Information Statement is being provided to you by the General Partner of the Partnership, for use in connection with:

      (i) the amendment of the Second Amended and Restated Agreement of Limited Partnership, dated as of December 24, 1992 (the "Partnership Agreement"), by and between the General Partner and Retirement Living Fiduciary Corporation, an Indiana corporation ("RLFC"), as limited partner, in order to allow for the sale of all or substantially all of the assets of the Partnership without effecting the dissolution of the Partnership (the "Amendment"); and

      (ii) the sale of substantially all of the assets (the "Sale") of the Partnership to Capital Senior Living Corporation, a Delaware corporation (the "Buyer"), which sale will be effected on the date the Buyer has consummated its initial public offering, which is expected to occur prior to November 1997.

      The Partnership Agreement provides that RLFC, the sole limited partner of the Partnership, will vote its limited partnership interest as directed by the BUC Holders. Accordingly, the approval of a majority of the BUC Holders is required (i) to amend the Partnership Agreement, and (ii) to approve of the sale of all or substantially all of the assets of the Partnership. The General Partner expects to reinvest the Sale proceeds in real estate and real estate related assets.

      The General Partner and its affiliates own approximately 66.46% of the outstanding BUCs, and have confirmed that they will approve the Amendment and the Sale. Consequently, the Partnership is not soliciting your approval of the Amendment or the Sale. This document is being provided to you for information purposes only. The Amendment will take effect on or about October 10, 1997 (more than twenty days from the date hereof) and the Sale will be consummated after that date. No meeting of the BUC Holders will be held.

General Partner

      The General Partner of the Partnership is Retirement Living Communities, L.P., an Indiana limited partnership, whose sole general partner was Capital Realty Group Senior Housing, Inc. ("Senior Housing"). Effective July 1, 1995, Senior Housing assigned its general partnership interest to Retirement Group, an affiliate of Senior Housing. The address of the principal executive offices of the General Partner and its general partner is the same as the Partnership:
14160 Dallas Parkway, Suite 300, Dallas, Texas 75240, and their telephone number at such address is the same as the Partnership (972) 770-5600. The sole limited partner of the Partnership is RLFC.

      The Partnership has no officers and directors. It is managed and controlled by the General Partner.

      As of September 18, 1997, the General Partner and its affiliates own 742,818 BUCs, representing approximately 66.46% of the total BUCs outstanding.

Capital Senior Living Corporation

      The Buyer, Capital Senior Living Corporation, is an affiliate of the General Partner. Its principal executive offices are at 14160 Dallas Parkway, Suite 300, Dallas, Texas 75240 and its telephone number is (972) 770-5600.

      The Buyer is a Delaware corporation which has been formed as a vehicle for combining the assets of various related partnerships subsequent to an initial public offering of its shares of Common Stock. The Buyer will be engaged in the ownership, development and management of senior living communities and related real estate assets.

      Retirement Group, the general partner of the Partnership's General Partner, is a privately owned corporation initially organized on August 23, 1995. Its principal business activity has been overseeing the management of real property for the account of various limited partnerships of which it is the general partner. Retirement Group is a wholly owned subsidiary of Capital Realty Group Corporation, a Texas corporation ("Capital"), with its corporate headquarters in Dallas, Texas. Capital is owned 50% by James A. Stroud (through a trust) and 50% by Jeffrey L. Beck.

      It is expected that Messrs. Stroud and Beck will collectively own approximately 48.6% of the Buyer, and will be executive officers and members of its Board of Directors.

                     Amendment of the Partnership Agreement

      The General Partner believes it is in the best interests of the Partnership and the BUC Holders to permit the Partnership to sell the Assets to the Buyer, and reinvest the proceeds in new undervalued senior living communities and related real estate assets without triggering a dissolution event. Section 8.01(a)(ii) of the Partnership Agreement, however, provides that the Partnership shall dissolve upon the sale or other disposition of all or substantially all of the assets of the Partnership. Since the General Partner believes that it is in the best interests of the BUC Holders not to dissolve the Partnership, but rather, to continue to operate the Partnership as a going concern, the General Partner has recommended that the Partnership Agreement be amended to delete subitem (ii) of Section 8.01(a). As a result, following adoption of the Amendment, the Sale will not trigger a dissolution event.

                         The Sale of Assets Transaction

Summary of the Material Terms of the Sale.

      The General Partner began to pursue a sale of the Partnership's Assets in 1997. The Partnership and the Buyer entered into an Asset Purchase Agreement, dated as of July 8, 1997 (the "Purchase Agreement"), between the Partnership, as seller, and the Buyer, as buyer, pursuant to which the Partnership will sell the Assets of the Partnership at a price equal to the appraised value of the Assets, which independent third party appraisers have determined to be $73,895,242. The Partnership will not sell the $64,500,000 Treasury Bill as part of the Sale. The proceeds of the Sale are presently estimated by the General Partner to be approximately $68,300,000, prior to the deduction of closing costs and brokerage fees. The Purchase Agreement provided for a purchase price of $70,000,000, which price will be adjusted upward to equal the appraised value of the Assets. The Purchase Agreement will be terminated if the Buyer is unable to consummate its initial public offering.

      The Purchase Agreement requires the Partnership to deliver the Assets free and clear of any liens or encumbrances, except that the Buyer will assume the Lehman Loan. The assumption of the Lehman Loan by the Buyer will result in the Partnership's not being required to treat the Treasury Bill as a restricted cash asset. As a result, upon consummation of the Sale, the Partnership will have unrestricted cash and cash equivalents of approximately $68,300,000, prior to the deduction of closing costs and brokerage fees, which will be available for the acquisition of new undervalued senior living communities and related real estate assets.

      The Buyer expects to engage in an initial public offering of its shares of common stock, part of the proceeds of which will be used to purchase the Assets of the Partnership.

      The Purchase Agreement provides that the Buyer will assume all liabilities (other than those which will constitute a breach of any representation or warranty made by the

Partnership) associated with the Assets. In addition, the Buyer will assume the liabilities related to proratable items which are not due and payable on the consummation of the Sale for which it has received a credit, and all obligations with respect to security deposits or patient trust funds which are transferred to the Buyer.

      The Purchase Agreement provides that the Sale will close on the earlier of November 30, 1997 or the date of the consummation of the Buyer's initial public offering.

Assets to be Sold in the Sale.

      The following assets are the Assets to be sold pursuant to the Purchase Agreement.

      As of September 18, 1997, the Partnership has a 55.05% ownership in HealthCare Properties, L.P., a Delaware limited partnership ("HealthCare Properties"), an affiliate of the General Partner. The general partner of HealthCare Properties is also an affiliate of the General Partner. The Partnership paid approximately $8,880,127 for this ownership interest. HealthCare Properties owns a portfolio of eight nursing home facilities. The Purchase Agreement provides that the Partnership will sell to the Buyer approximately 55% but not to exceed 56% of the ownership interest in HealthCare Properties.

      As of September 18, 1997, the Partnership has a 30.58% ownership of outstanding Pension Notes of NHP Retirement Housing Partners I L.P., a Delaware limited partnership ("NHP"), an affiliate of the General Partner. The general partner of NHP is also an affiliate of the General Partner. The Partnership paid approximately $10,727,000 for these Pension Notes. NHP owns a portfolio of five independent living retirement facilities. The Pension Notes bear simple interest at 13% per annum. Interest of 7% is paid quarterly, with the remaining 6% interest deferred. Deferred interest and principal matures on December 31, 2001. In addition, the Partnership owns a 3.1% ownership of limited partnership interests in NHP, for which it paid $1,364. The Purchase Agreement provides that the Partnership will sell to the Buyer the 3.1% ownership interest in NHP, and approximately 31% but not to exceed 32% of NHP's outstanding Pension Notes.

      The Partnership's 3% interest in Encore, which it received in the Negotiated Settlement, will also be sold. Encore owns three properties known as The Carillons in Sun City, Arizona, Hamlet Hills Retirement Center in Chagrin Falls, Ohio, and Westwood Retirement Center in Fort Walton Beach, Florida. The General Partner believes the value of its interest in Encore is nominal.

      In addition to the foregoing Securities, the Partnership will sell to the Buyer the Four Properties, which consist of the following senior living retirement communities and associated real estate assets: Cottonwood Retirement Community, The Harrison Retirement Community, Towne Centre Retirement Community and Canton Regency Retirement Community. The Partnership will sell its fee interest in the real estate on which the senior living communities are built. It will also sell all fixtures on the land, and all vehicles, inventory, records, permits, trade names and goodwill associated with the Four Properties. For a description of these properties, see "Disposition of Property" below.

Consideration to be Paid in the Sale.

      The Purchase Agreement provides that the Assets will be sold at their appraised value. In addition to the appraisals described below, the General Partner believes that, based upon its knowledge of sales of comparable real estate and real estate related assets, the Sale is fair the BUC Holders from an economic point of view. The General Partner's independent determination was based on certain projections and estimates of adjusted cash flow of the Assets, inspections of each real property, its knowledge of certain competing properties in the same markets as each property and conditions in each local market, and the historical and budgeted operations of each property. The General Partner also reviewed the historical operating statements, assets and liabilities, future prospects, operating expectations, current cash flow estimates, other factors influencing the value and cash flow of each property, industry trends and outlook, market conditions for sales or acquisition of Assets.

      Since the amount to be paid to the Partnership will be equal to the independently appraised value of the Assets, the General Partner believes that the Sale is fair to the BUC Holders from an economic point of view.

      The Partnership engaged Senior Living Valuation Services, Inc., a California corporation ("Senior Living Valuation"), an unaffiliated appraiser, to determine the appraised value of the Four Properties and the Partnership's investment in NHP. In addition, in March 1997, the Partnership had engaged HealthCare Property Appraisers ("HealthCare Appraisers"), an unaffiliated appraiser, to appraise the value of the Partnership's investment in HealthCare Properties.

      With respect to the value of the Partnership's investment in HealthCare Properties, the General Partner determined that it would utilize an appraisal prepared by HealthCare Appraisers in March 1997. The General Partner believes HealthCare Appraisers to be specialists in making appraisals of this kind. The General Partner paid HealthCare Appraisers approximately $24,000 (and its out of pocket expenses) in connection with its appraisal. There have been no material relationships between HealthCare Appraisers and the General Partner and its affiliates. The General Partner has determined that the March 1997 appraisal continues to reflect the current appraised value of HealthCare Properties.

      HealthCare Appraisers valued the Partnership's investment in HealthCare Properties by appraising the respective properties owned by it. HealthCare Appraisers appraised these properties by utilizing a cost approach, which is based upon a component cost breakdown that estimates the replacement costs for a property's improvements. Depreciation is deducted from the direct and indirect replacement costs and the result is added to the estimated value of the land. HealthCare Appraisers also utilized an income approach in which the subject properties were analyzed from the standpoint of a potential investor who would be most interested in its income stream. In addition, HealthCare Appraisers utilized a sales comparison approach, in which it reviewed a considerable number of sales of former medical facilities that have been converted to other uses.

      In 1997, the Partnership entered into discussions with Senior Living Valuation, who is a financial advisor specializing in the appraisals of this type, with a view toward retaining it to assist the Partnership in selling the Assets. The General Partner selected Senior Living Valuation because it is a specialist in making these types of appraisals and is familiar with the assets to be appraised. There have been no material relationships between Senior Living Valuation and the General Partner or its affiliates. Senior Living Valuation provided an appraisal (the "Senior Living Valuation Appraisal") on August 6, 1997.

      The Partnership paid Senior Living Valuation approximately $55,000, plus actual expenses not to exceed $1,250 in connection with its appraisal. No portion of its fees was contingent on the valuation of the assets or consummation of the Sale. The Buyer will reimburse the Partnership for one-half of the Senior Living Valuation Appraisal fees. The General Partner placed the following restrictions and conditions on scope of Senior Living Valuation's investigation. The Senior Living Valuation Appraisal must be completed in a professional manner and comply with the requirements of the Uniform Standards of Professional Practice established by The Appraisal Institute. Senior Living Valuation will make a visual inspection of the properties to observe how this type of property is considered in the open real estate market as it would relate to market value. Each inspection will be of a general nature and will not include a detailed inspection of the site or the structure(s). Some of the excluded items are a detailed inspection of the structure(s) as to its condition, the floor load, electric power capacity, air conditioning, heat and ventilating system, structural impediments, code violations (including earthquake), soil condition, toxic waste or any similar effects of toxic materials affecting the property. Senior Living Valuation will assume (i) responsible ownership and competent management of each property; (ii) that there are no hidden or unapparent conditions affecting each property that will render it more or less valuable; (iii) full compliance with all applicable federal, state and local zoning and environmental regulations and laws (unless noncompliance is stated, defined and considered in the Senior Living Valuation Appraisal); and (iv) that all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimates in the Senior Living Valuation Appraisal are based.

      Senior Living Valuation utilized the following approaches in valuing the Assets.

      Senior Living Valuation appraised the assets under an income capitalization approach. This approach analyzes the assets' capacity to generate income (or other monetary benefit) and convert this capacity into an indication of market value. This approach is predicated upon the assumption that there is a definite relationship between the amount of income a property will earn and its market value. Further, it is based upon the principle that value is created by the expectation of benefits derived in the future. Since the properties have a high occupancy with short-term leases, Senior Living Valuation also utilized a direct capitalization method. Direct capitalization analysis is based on all overall capitalization rate applied to the each of the properties' stabilized net operating income. The procedure allows for the estimate of market value in one direct step, through the capitalization of the stabilized net income by a market derived overall capitalization rate.

      Senior Living Valuation also considered the sales comparison approach. This approach compares the assets to other properties that have recently sold. In addition, Senior Living Valuation utilized the cost approach. In this approach, the cost to replace improvements are estimated. Deductions will be made for accrued depreciation, and the result will be combined with the estimated value of the underlying land.

      Senior Living Valuation determined a fair market value for the Partnership's investment in NHP based upon the fair market valuation of the respective properties owned by NHP, adjusted for the characteristics of the NHP securities owned by the Partnership. Characteristics considered were liquidation preferences, whether secured or unsecured, accrued interest balance, and legal rights to control decisions of NHP's management.

Reasons for the Sale.

      The General Partner has recommended the Sale because it believes that the BUC Holders will maximize the economic value of their investments in connection with the Sale. The General Partner believes that it has maximized the investment returns which could be provided by the Partnership's current assets. Accordingly, it believes the continued management of these assets will not result in as desired returns to the BUC Holders. Therefore, the General Partner has determined to sell these assets and reinvest the proceeds in new assets.

      The General Partner also believes that significant investment opportunities exist in the under-valued real estate and related markets which may provide attractive investment yields relative to their risk. Such risks, nevertheless, may be significant and should be considered in connection with real estate investments. See "Certain Factors Associated with Real Estate Investments" below.

      Although no assurance can be made, upon full investment of the proceeds of the Sale, the General Partner believes that the Partnership's ongoing business plan is more likely to result ultimately in cash distributions to each BUC Holder. Presently, the Partnership is not making any cash distributions. Depending on the investment decisions made, market conditions at the time investments are made, and how quickly the Partnership can invest the Sale proceeds, the General Partner believes that the investment of the proceeds from the Sale will provide enhanced returns to the BUC Holders.

      The Partnership Agreement gives the Partnership a broad purpose clause, which allows the Partnership to engage in any real estate and other business activities which are permitted under law. The General Partner currently intends that a significant portion of the

Partnership's new investments will be the owning and operating of senior living communities and related real estate assets. This strategy is consistent with the Partnership's present business and the Partnership Agreement.

Alternatives to the Sale.

      Before deciding to recommend the Sale, the General Partner considered alternatives to the proposed Sale in an effort to achieve maximum BUC Holder return and to give a choice of investment to the BUC Holders. These alternatives were (i) continued management of the Partnership's existing assets, including, from time to time, the sale of or one or more of its real estate assets and the sale of its other assets and (ii) liquidation of the Partnership after the Sale. Set forth below are the conclusions of the General Partner regarding its belief that the Sale is more beneficial to the BUC Holders than the alternatives.

Continuation of the Partnership.

      An alternative to the Sale would be to continue the Partnership as it currently exists. Continuing the Partnership without a change has a number of benefits, including the following:

      o the Partnership would continue to own the same assets and have the same liabilities, and would maintain its existing investment objectives, consistent with the guidelines, restrictions and safeguards contained in the Partnership Agreement; and

      o while there would be no immediate change in the cash distribution policy (which currently provides that the Partnership does not make any cash distributions), it is possible that sometime in the future the Partnership might be in a position to resume making cash distributions.

      In addition, continuing the Partnership without change avoids the disadvantages inherent in the Sale. These disadvantages include, among others, the uncertain market value of the Assets to be sold and the fundamental change in the underlying investments of the Partnership caused by the Sale.

      Despite these benefits, the General Partner rejected this alternative because it concluded that maintaining the Partnership as it currently exists may have potentially negative results when compared with the benefits that the General Partner perceives may be derived from the Sale. To date, BUC Holders have not been able to realize their intended return on investment. The General Partner does not believe that the Partnership's current assets will provide increased returns in the foreseeable future. In addition, although no assurances can be made, the General Partner believes that the Assets can presently be sold for a higher price than they may be sold in the future. Therefore, the General Partner believes that this is an optimum time to sell the Assets.

Liquidation of the Partnership.

      The General Partner also explored the option of liquidating the Partnership. Although the General Partner and its affiliates would receive approximately 66.46% of the net liquidation proceeds, the General Partner concluded, however, that if the Partnership were liquidated after the Sale, the BUC Holders would receive less value than they may ultimately receive if the Partnership continues as a going concern. The liquidation value of the Partnership would be the Sale proceeds, and although no assurance can be given, the General Partner believes that if the Partnership continues as an operating entity, the value of the BUCs should increase and there is a better chance for the BUC Holders to recoup their original investment in the Partnership with enhanced returns. Accordingly, the General Partner rejected this alternative.

           Effect of the Amendment and the Sale on BUC Holders' Rights

      There will be no material differences in the rights of the BUC Holders as a result of the Sale, because the proceeds from the Sale will be reinvested in other investments consistent with the guidelines prescribed by the Partnership Agreement. See "Reasons for the Sale" above. Consequently, other than with respect to the Amendment, the BUC Holders will have the same rights currently afforded them under the Partnership Agreement.

                     Accounting Treatment of the Transaction

      The Sale will be accounted for as a sale of all or substantially all of the assets of the Partnership.

                         Federal Income Tax Consequences

      The Partnership is classified as a partnership for federal income tax purposes. Accordingly, the Partnership is not itself subject to federal income tax. It files an annual partnership information return with the IRS and reports the results of operations using the method of accounting selected by the General Partner. Each BUC Holder's distributive share of the Partnership's income, gain, losses, deductions and credits are reported separately on such BUC Holder's personal income tax return. Each BUC Holder's distributive shares of the Partnership's taxable income or gain is taxed to such BUC Holder regardless of whether such BUC Holder receives any distribution of cash or assets from the Partnership. Thus, in any particular year, a BUC Holder's taxable income from the Partnership, and under certain circumstances, even the tax on that income, could exceed the amount of distributions, if any, such BUC Holder receives from the Partnership in that year.

      The Partnership will recognize gain on the sale of the Assets to the extent the amount realized on the Sale exceeds the Partnership's adjusted basis in the Assets. The amount realized on the Sale will include not only the cash purchase price paid by the Buyer, but also the amount of any of the Partnership's liabilities assumed by the Buyer in connection with the sale. For this purpose, the Buyer will be considered to have assumed a nonrecourse liability if the buyer acquires the property subject to the liability.

      As of December 31, 1996, the Partnership's aggregate adjusted basis in the Assets was $13,504,827. Generally, the adjusted basis of a property reflects its original cost reduced to reflect depreciation deductions taken with respect to the property.

      The General Partner expects that the Partnership will recognize a gain on the sale of the Assets and that a portion of that gain will be attributable to the Buyer's assumption of liabilities encumbering the Assets. As indicated above, the Partnership will not pay tax on this gain, but instead, each BUC Holder will be taxable on the BUC Holder's distributive share of the gain.

      Following the sale of the Assets, the Partnership will make cash distributions to each BUC Holder in an amount that will be intended to approximate the federal income tax liability that the BUC Holder will be expected to incur with respect to the BUC Holder's distributive share of the gain recognized on the Partnership's sale of Assets.

                         Pro Forma Financial Information

                     CAPITAL SENIOR LIVING COMMUNITIES, L.P.

                           CONSOLIDATED BALANCE SHEET

                                                                                    6/30/97
                                                   December 31     June 30, 1997   ProForma(1)
                                                   -----------     -------------   -----------
ASSETS                                                1996
------                                                ----
PROPERTY AND EQUIPMENT, net                        $ 12,576,523    $ 30,880,583    $          0

OTHER ASSETS:
   Cash and cash equivalents                         10,463,887      12,545,226      67,828,043
   Cash, restricted                                     206,376         169,046               0
   Accounts receivable, net of allowance for
     doubtful accounts of
     $4,420,476 in 1997 and $164,822 in 1996            373,163       1,784,254         836,917
   Prepaid expenses and other                            92,302         150,411          44,980
   Deferred financing charges, less
   accumulated amortization of
   $375,551 in 1997 and $311,938 in 1996                201,240         137,828               0

   Investments in limited partnerships                8,275,920       9,621,412               0
                                                   ------------    ------------    ------------

         Total assets                              $ 32,189,611    $ 55,288,760    $ 68,709,940
                                                   ============    ============    ============

LIABILITIES AND PARTNERS'
CAPITAL

LIABILITIES:
   Accrued expenses and other liabilities          $  1,303,833    $  2,639,448    $  1,775,098
   Note payable                                            --           257,948               0
   Customer deposits                                    248,458      12,446,423               0
                                                   ------------    ------------    ------------
          Total liabilities                           1,552,291      15,343,819       1,775,098
                                                   ------------    ------------    ------------

DEFERRED INCOME                                       3,400,684            --                 0
MINORITY INTEREST                                          --        11,090,370               0


PARTNERS' CAPITAL:
   General partner                                       72,526          98,313       1,240,721
   Limited partner                                            1               1               1
   Beneficial unit certificates, 1,264,000
     issued and 1,117,692 outstanding                28,426,464      30,979,364      67,917,227
     Repurchased beneficial unit certificates        (1,262,355)     (2,223,107)     (2,223,107)
                                                   ------------

         Total partners' capital                     27,236,636      28,854,571      66,934,842
                                                   ------------    ------------    ------------

         Total liabilities and partners' capital   $ 32,189,611    $ 55,288,760    $ 68,709,940
                                                   ============    ============    ============

------------------------------
(1) Gives effect to the Sale as if the Lehman Loan and the Sale occurred on June 30, 1997, and is based on the assumption that the Assets will be sold for $73,895,224 and the brokerage fee will be $2,940,000. The pro forma column also gives effect to the assumption of the Lehman Loan by the Buyer.

             Certain Factors Associated with Real Estate Investments

Risks Inherent in Ownership of Real Property.

      Since the principal business of the Partnership is to own, manage and operate real estate, the Partnership will continue to be subject to all the risks incident to ownership of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include adverse changes in general or local economic conditions; adverse changes in interest rates and in the availability of permanent mortgage funds which may render acquisitions, sales or refinancing of properties difficult or unattractive; adverse changes in real estate, zoning, environmental or land-use laws; increases in real property taxes and federal or local economic or rent controls; other governmental rules; increases in operating costs and the need for additional capital and tenant improvements; the supply of and demand for properties; over building in certain markets; ability to obtain or maintain full occupancy of properties or to provide for adequate maintenance or insurance; the presence of hazardous waste materials; mechanics liens resulting from construction; property related claims and litigation; fiscal policies; and acts of God. The illiquidity of real estate investments generally will impair the ability of the Partnership to respond quickly to changed circumstances.

Competition and Marketing.

      The real estate business is highly competitive. To the extent that the Partnership uses Sale proceeds to invest in the business of owning and operating income-producing real properties in competition with other real estate investment partnerships, as well as individuals, corporations, bank and insurance company investment accounts, and other entities engaged in real estate investment activities, including companies larger than the Partnership with substantially greater resources, it will face a very competitive market. The Partnership's profitability therefore may depend in part on maximizing the occupancy of its rental property held by it at rental rates that cover all expenses and include a profit component. Occupancy and rental rates are affected by changes in general economic conditions in the area where the property is located and by changes in other local conditions, such as supply of comparable rental properties, zoning laws, and availability and costs of energy and transportation.

Insurance.

      The Partnership expects to carry insurance covering all Partnership properties it will purchase. Generally, insurance coverage is for the replacement cost of all buildings, loss of rents, loss of contents, and general liability. There are certain types of losses (generally of a catastrophic nature, including floods), however, which are either uninsurable or not economically insurable. Should such a disaster occur, the Partnership would suffer a loss of the capital invested in, as well as anticipated profits from, any property destroyed by such casualty.

Environmental Hazards.

      Owners and operators of real properties are faced with increasing regulation of environmental hazards, discharges and emissions. From time to time the Partnership may be exposed to liability or fines for correcting environmental problems or bringing properties into compliance with various environmental standards even if the problems or violations were unintentional or were caused by a prior owner or operator of the property.

                    Federal or State Regulatory Requirements

      No federal or state regulatory requirements must be complied with and no approvals from federal or state agencies must be obtained.

                                     Reports

      The Partnership has received appraisals regarding the Assets. The appraisals were given by unaffiliated third party appraisers, which are specialists in making valuations of this type.

                               Material Contracts

      The terms of the Sale will be contained in the Purchase Agreement. See "The Sale of Assets Transaction."

                              Financial Information

      This Information Statement is accompanied by a copy of the Partnership's latest Form 10-KSB, for the fiscal year ended December 31, 1996, and by the most recent 10-QSB, for the quarter ended June 30, 1997. Reference to the Partnership's financial statements may be made to these documents.

                             Disposition of Property

      The following table sets forth summary information concerning the Four Properties owned by the Partnership as of September 18, 1997, which are to be disposed of in the Sale:

                                               No. of Units                          Occupancy
Project Name/Location                       at December 31, 1996       12/31/96      12/31/95       12/31/94
---------------------                       --------------------       --------      --------       --------
Cottonwood Retirement Community
Cottonwood, Arizona                              65- residential          95%           100%           100%

The Harrison Retirement Community
Indianapolis, Indiana                           124- residential          83%            85%            90%

Towne Centre Retirement Community               148- residential
Merrillville, Indiana                        34- assisted living
                                                     64- nursing          92%            95%            95%

Canton Regency Retirement Community             147- residential
Canton, Ohio                                 34- assisted living
                                                    50 - nursing          94%            94%            94%


      The Partnership has a $17,500,000 open-end mortgage loan commitment for future acquisition and development of properties from a non-affiliated mortgage company, and pledged the Cottonwood Retirement Community, The Harrison Retirement Community, Towne Centre Retirement Community and Canton Regency Retirement Community as collateral. Loans made under this facility would have an interest rate of prime plus 0.5% and will be mature on July 29, 1998. The Partnership had borrowed $5,500,000 under this commitment, which was repaid with a portion of the proceeds of the Lehman Loan. It is expected that this loan commitment will be terminated at the consummation of the Sale.

Cottonwood Retirement Community - Cottonwood, Arizona.

      The Cottonwood Retirement Community is located on a two-acre site in Cottonwood about 100 miles north of Phoenix and 65 miles south of Flagstaff. The community consists of a three-story building with 65 residential units. The services provided under a special assistance program to residents needing assistance include: medication reminders, dietary monitoring, and activities of daily living (e.g., bathing, dressing, grooming). In the opinion of management, the facility has maintained a high occupancy level due to the special assistance program. No nursing care is available on site, although a nonaffiliated nursing home is nearby.

      The monthly rental rates range from $1,210 for alcoves (19 units), $995 for studios (13 units), $1,495 for one bedrooms (29 units), and $1,980 for two bedrooms (4 units). An additional second occupant fee of $300 is charged, if applicable.

      On December 10, 1996, The Partnership entered into contract with Capital Senior Development, Inc., an affiliate of the General Partner, to construct a 97 unit expansion of The Cottonwood facility, consisting of 49 units for independent living and 48 units for assisted living. The budgeted cost for the expansion is approximately $6,756,000 and includes funding for kitchen and dining room renovation. The Partnership intends to finance 100% of the costs and estimates completion by January, 1998. As of May 3, 1997, expenditures for construction in process is $349,400. The Purchase Agreement provides that the Buyer will assume the Partnership's rights and obligations under this contract.

      The Cottonwood market is limited. The closest competition is a project located about 30 miles away.

The Harrison Retirement Community - Indianapolis, Indiana.

      The Harrison Retirement Community ("Harrison") is a 124-unit residential community located on the west side of Indianapolis in the Eagle Valley area. The Harrison consists of a two-story atrium building located on a four and one-half acre site. The Harrison has a special assistance program but no nursing care units, although a nonaffiliated 120-bed nursing home is located on adjacent property.

      The monthly rental rates for the community range from $1,060 to $1,115 for efficiencies (43 units), $1,250 to $1,305 for one-bedrooms (67 units), and $1,575 to $1,630 for two-bedrooms (14 units). The rental rates for the community are market rates and in line with the competition. An additional second occupancy fee of $275 is charged, if applicable.

      The Harrison has significant competition in the Indianapolis area due to the number of similar type retirement communities. Three other projects, totaling 425 units, are also located on the west side of Indianapolis. The property presently has an occupancy rate of 89%.

Towne Centre Retirement Community - Merrillville, Indiana.

      The Towne Centre Retirement Community is located in Merrillville adjacent to a nonaffiliated 182-unit adult rental community. It consists of a mid-rise atrium building with 148 residential units, 34 assisted living units and 64 nursing care beds. Towne Centre is located on a 15-acre site, approximately 100 miles southeast of Chicago, Illinois, and south of Gary, Indiana.

      The monthly rental rates for the community range from $1,310 for studios (40 units), an average of $1,595 for one-bedrooms (90 units) and an average of $1,990 (depending on location in building) for two bedrooms (18 units). The monthly rental rate increases by $300 for a second resident.

      The assisted living and nursing care facilities are located in a separate, adjoining wing. The rates are $2,250 for a private assisted living unit per month, with daily rates of: $180 for a private intermediate bed, $96 for a semi-private intermediate bed, $112 for a semi-private skilled bed, and $213 for a private skilled bed. The nursing facility has eleven (11) beds certified for Medicare reimbursement.

      The local Merrillville market is small. The occupancy rate of Towne Centre is currently 96%. Towne Centre has three directly competitive projects, of which two are currently at full occupancy. The third competitor is a non-denominational church sponsored property that is reporting an occupancy of 90%.

Canton Regency Retirement Community - Canton, Ohio.

      The Canton Regency Retirement Community consists of an atrium building located on a 10-acre site in the northwest suburbs of Canton. The building contains 147 residential units, 34 assisted living units and 50 nursing care beds.

      The monthly rental rates for residential units range from $1,203 to $1,332 for studios (39 units), from $1,337 to $1,604 for one-bedrooms (90 units), and from $2,139 to $2,273 for two-bedrooms (18 units). The monthly rental rate increases by $375 for a second resident.

      Canton's assisted living and nursing care facilities are located in a separate adjoining wing. The daily rates range from $66 for a private assisted living unit, $117 for a private intermediate bed, $103 for a semi-private intermediate bed, $129 for a private skilled bed and $116 for a semi-private-skilled bed. Canton's nursing facility has twelve (12) beds certified for Medicare reimbursement.

      The occupancy rate of Canton is presently 97%. There are two competitive facilities in the Canton market. Canton Regency's good reputation and strong commitment to service, however, have allowed Canton Regency to maintain a high occupancy level during 1996.

Leases.

      Resident leases on Cottonwood Retirement Community, The Harrison Retirement Community, Towne Centre Retirement Community, and Canton Regency Retirement Community provide a 12 month lease with a 30 day no penalty cancellation clause. These leases also allow for an immediate lease cancellation in the case of a resident's death or admission to a higher level of care. Lease up incentives may include free rent on the 6th month, move-in allowances and discounted rents on less attractive units.

                                Appraisal Rights

      Under DRULPA and the Partnership Agreement, no dissenter's or appraisal rights (that is, rights of non-consenting BUC Holders to exchange their BUCs for payment of their fair market value) are available to any BUC Holder, regardless of whether such BUC Holder has consented to the Amendment or the Sale.

                 Voting Securities and Principal Holders Thereof

Beneficial Unit Certificates Outstanding.

      The number of BUCs outstanding is as of September 18, 1997 is 1,117,692. The Partnership's sole limited partner is RLFC, and under the Partnership Agreement, RLFC will vote its limited partnership interests as directed by the BUC Holders. Each BUC is entitled to one vote.

      The following table sets forth certain information as of September 18, 1997 concerning the beneficial ownership, as such term is defined in Rule 13d-3 of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of management and persons who own more than 5% of the outstanding BUCs.


Name and address                     Amount and nature
of beneficial owner                 of beneficial owner         Percent of class
-------------------                 -------------------         ----------------
Retirement Living Communities,           580,161(1)                  45.89%
L.P.
General Partner
14160 Dallas Parkway
Suite 300
Dallas, TX  75240

Janet Sue Beck(2)                        14,497                      1.5%
14160 Dallas Parkway
Suite 300
Dallas, TX  75240

Janet Sue Beck Separate                  56,349                      4.46%
Property(2)
14160 Dallas Parkway
Suite 300
Dallas, TX  75240

Jeffrey L. Beck(3)                       10,482                      0.83%
Chief Executive Officer and
Director
14160 Dallas Parkway
Suite 300
Dallas, TX  75240

Capital Trust(4)                         16,943                      1.34%
14160 Dallas Parkway
Suite 300
Dallas, TX  75240

James A. Stroud Separate                 39,404                      3.12%
Property
14160 Dallas Parkway
Suite 300
Dallas, TX  75240

The Stroud Children's Trust II (5)       24,980                      1.98%
14160 Dallas Parkway
Suite 300
Dallas, TX  75240

General Partner and affiliates as a      742,818                    66.46%
group

--------------------
(1) These BUCs are owned by Retirement Living Communities, L.P. Jeffrey L. Beck and James A. Stroud are each executive officers and directors of Capital Retirement Group, Inc., which is the sole general partner of the Retirement Living Communities, L.P. Messrs. Beck and Stroud disclaim beneficial ownership of these BUCs.

(2) Janet Sue Beck is the spouse of Jeffrey L. Beck. Mr. Beck disclaims beneficial ownership of these BUCs.

(3) Janet Sue Beck, the spouse of Jeffrey L. Beck, disclaims beneficial ownership of these BUCs.

(4)   James A. Stroud is the beneficiary of Capital Trust.

(5) The Stroud Children's Trust II is a trust established for the benefit of the children of James A. Stroud. Mr. Stroud disclaims beneficial ownership of these BUCs.

                               Changes in Control

      As of the date of this Information Statement, the Partnership knows of no changes in control affecting the Partnership since January 1, 1996.

              Interest of Certain Persons in the Sale of the Assets

      Affiliates of the General Partner will receive additional benefits because of the Sale, which benefits are consistent with the Partnership Agreement. Since the Partnership will be able to utilize the proceeds it receives from the Sale to acquire additional real estate assets, affiliates of the General Partner may receive acquisition fees in connection with such acquisitions in an amount not to exceed 2% of the purchase price of the real property. In addition, it is expected that an affiliate of the General Partner will receive a brokerage fee of approximately $2,940,000 of the proceeds in connection with the sale of the Assets.

Moreover, it is possible that the General Partner will engage the Buyer or other affiliates to manage any real estate assets it acquires. Furthermore, the Buyer will consent to the continued management and administration of the Four Properties by Capital Senior Living, Inc. ("CSL"), an entity which is an affiliate of both the Partnership and the Buyer. CSL will continue to receive a management fee of approximately 5% of gross rental revenue plus a charge of $1.00 per resident day in the nursing center and per occupied apartment day for the independent living facility as compensation for all accounting and consulting services in connection with its services for any additional properties that are acquired by the Partnership with the Sale proceeds.

      Under the Partnership Agreement, the General Partner or its affiliates can enter into transactions with the Partnership only if the terms of any such transaction are no less favorable to the Partnership than could be obtained from an unaffiliated third party for comparable services, goods or properties (as the case may be). The Partnership Agreement contains other provisions to assure the fairness of such transactions. For example, in the case of any real property,
(i) if sold from the General Partner or an affiliate to the Partnership, the price paid by the Partnership shall be no greater than the value of such real property according to an appraisal prepared within twelve (12) months before the selling date by an independent appraiser, and (ii) if sold to the General Partner or an affiliate by the Partnership, the price paid to the Partnership shall be no less than the value of such real property according to an appraisal prepared within twelve (12) months before the selling date by an independent appraiser. Any real estate commissions cannot exceed the amount of a competitive real estate commission which would be payable on sales of comparable property in the geographic area of the real properties being sold. Similarly, any acquisition fee incurred in connection with the purchase of real property cannot exceed 2% of the purchase price of the real property.

      In addition, management fees to the General Partner or its affiliates for properties owned by the Partnership are limited to the amount of (i) in the case of retirement living center properties or senior housing facilities, $1.00 per resident-day and 5% of the gross revenues of the property; (ii) in the case of residential multi-family properties, 5% of the gross revenues of the property; and (iii) in the case of any property not in either of the preceding two categories, an amount set by the General Partner, so long as the terms of any such arrangement are no less favorable to the partnership than could be obtained from an unaffiliated third party for comparable management services in the particular geographic area.

                             Additional Information

      This Information Statement is accompanied by copies of the Partnership's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 and its Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, each as filed with the Securities and Exchange Commission. The information in these reports is incorporated herein by reference. The exhibits to such reports are not included with this Information

Statement, but are available without charge to any person entitled to receive this Information Statement, upon written request, from the General Partner, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75240, Attention: Capital Senior Living Communities, L.P. A requested exhibit will be furnished by first-class mail, or other equally prompt means, within one business day of such request. All other reports filed by the Partnership pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996 are incorporated herein by reference.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-KSB

                Annual Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

(Mark One)
[X] Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (fee required) For the fiscal year ended December 31, 1996, or
[ ] Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 For the transition period from
                                                             ------------------
         to
            ------------


Commission file number 0-14752.
                       -------

                     CAPITAL SENIOR LIVING COMMUNITIES, L.P.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                             35-1665759
 -----------------------------------------------------------------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

14160 Dallas Parkway, Suite 300, Dallas, Texas                      75240
-----------------------------------------------------------------------------
(Address of principal executive officers)                          (Zip Code)

Registrant's telephone number, including area code:      (972)  770-5600
                                                         ----------------
Securities registered pursuant to Section 12(b) of the Act:      None
                                                             ----------
Securities registered pursuant to Section 12(g) of the Act:

                          Beneficial Unit Certificates
                          ----------------------------
                                (Title of Class)

Indicate by checkmark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                      ---  ---
Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained herein, and none will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB X
                ---
The registrant's revenues for its most recent fiscal year were:  $  15,475,622

As of December 31, 1996, there were 1,172,146 Beneficial Unit Certificates of limited partnership interest of the Partnership ("BUCs") outstanding, of which 580,161 were held by affiliates of the registrant. The BUCs are not quoted on the NASDAQ System.

Documents incorporated by reference.        None.
                                           ------
Transitional small business disclosure format (check one):  Yes      No  X
                                                                ---    ---

                                     PART I
Item 1. DESCRIPTION OF BUSINESS
        -----------------------
General
-------

Capital Senior Living Communities, Limited Partnership (formerly known as Retirement Living Tax-Exempt Mortgage Fund Limited Partnership) (the "Partnership") was formed on December 17, 1985, under the Delaware Revised Uniform Limited Partnership Act, and will continue until December 31, 2016, unless terminated earlier under certain provisions of the partnership agreement. In 1986, the Partnership issued to the public a total of 1,264,000 Beneficial Unit Certificates ("BUCs"), representing assignments of limited partnership interest. This issuance generated funds of $28,758,000, net of issuance costs, which were used principally to acquire the Mortgage Loans (as defined below) on April 11, 1986.

The Partnership was originally formed to acquire a portfolio of five federally tax exempt, participating, non-recourse first mortgage bonds issued by governmental issuers (the "Bonds") to finance the construction and/or ownership of real estate projects (the "Projects"). Each of the Bonds was secured by a non-recourse note from the owner of a Project and a mortgage on such Project (the "Mortgage Loans"). The Projects consisted of four retirement living centers and one multi-family residential apartment complex. Each Project was owned by a partnership (called herein a "Project Owner"). The partners of each Project Owner ("Guarantors") guaranteed the Mortgage Loan on such Project until that Project met a base interest target and also guaranteed all unpaid base interest on such Mortgage Loan until the earlier of maturity or acceleration (the "Guarantees"). The Project Owners defaulted under the Mortgage Loans, and effective September 11, 1991, the Project Owners transferred to a 99%-owned subsidiary of the Partnership ("Retirement Partnership, Ltd", the "Partnership Subsidiary"), through a negotiated settlement (the "Negotiated Settlement"): (a) the five Projects securing the Mortgage Loans; (b) an option to acquire an additional 132-unit apartment project owned by an affiliate of the Project Owners and Guarantors (the "Village Green I Apartments") (this acquisition was effective December 6, 1991); and (c) an approximate 12% interest in Encore Limited Partnership, a limited partnership which invests in retirement living communities and is not affiliated with the Project Owners or Guarantors. The Partnership's interest in Encore Limited Partnership was subsequently diluted to a 3% interest after the reorganization of the Encore Limited Partnership in December, 1995.

In exchange for the transfer of these properties to the Partnership, the Partnership agreed to (i) forgive approximately $6,000,000 of the principal owed under the Mortgage Loans; (ii) release the Project Owners from any liability under the remaining balance of the Mortgage Loans; (iii) release the Guarantors from any obligations under their personal guarantees of the Mortgage Loans; (iv) purchase the Village Green I Apartments for $2,633,202, payable $430,000 in cash and by taking the project subject to a nonrecourse first lien mortgage payable to Banc One Mortgage Corporation in the amount of approximately $2,203,202; and
(v) release the Project Owners and Guarantors from their obligation to reimburse the Partnership for $203,500 in costs related to the Partnership's efforts to collect unpaid base interest on the Mortgage Loans in 1989. Additionally, in order to acquire the Projects, the Partnership surrendered the Bonds to the government issuers for cancellation.

The Partnership now directly owns the four retirement living centers and operates and manages them through management agreements with the general partner of the Partnership and an affiliate of the general partner. The two multi-family residential apartment complexes were sold on November 1, 1996 to a non-related third party. See Acquisition and Divestiture" and "Item 12. Certain Relationships and Related Transactions."

General Partner
---------------

The general partner of the Partnership is Retirement Living Communities ("RLC"), an Indiana limited partnership, whose sole general partner was Capital Realty Group Senior Housing, Inc.("Senior Housing"). Effective July 1, 1995, Senior Housing assigned its general partnership interest to Capital Retirement Group, Inc. ( Retirement Group"), a Texas corporation and an affiliate of Senior Housing. The address of the principal executive offices of RLC and its general partner is the same as the Partnership: 14160 Dallas Parkway, Suite 300, Dallas, Texas 75240, and their telephone number at such address is the same as the Partnership (972) 770-5600. The limited partner of the Partnership is Retirement Living Fiduciary Corporation, an Indiana corporation ("RLFC").

Prior to March 23, 1990, the Project Owners were affiliates of RLC and RLFC. However, on March 23, 1990, the general partners of RLC sold all of the general partnership interests in RLC and all of the outstanding shares of RLFC to Senior Housing, which is not an affiliate of the Project Owners, and the limited partners of RLC sold all of the limited partnership interests in RLC to Capital Realty Group Properties, Inc. ("CRGP"), a Texas corporation and an affiliate of Senior Housing and Retirement Group. Effective January 1, 1991, CRGP transferred its limited partnership interest in RLC to two individuals affiliated with Senior Housing and Retirement Group. See "Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act." Accordingly, Retirement Group has sole management authority and control over the affairs of RLC. On September 12, 1990, RLC completed a tender offer solicitation of BUC holders in order to acquire BUCs, resulting in the acquisition of 561,336 BUCs by RLC, representing approximately 44% of the total BUCs outstanding. As of December 31, 1996, RLC owns 580,161 BUCs, representing 49.50% of the total BUCs outstanding. See "Item 11. Security Ownership of Certain Beneficial Owners and Management" for further disclosure of affiliated ownership.

Status for Federal Income Taxes
-------------------------------

The Partnership's operations are fully taxable for federal income tax purposes and the individual BUC holders are required to report their respective shares of any taxable income of the Partnership. Moreover, as a result of federal tax law changes in 1986, BUC holders are not able to use losses from any other source other than "passive activity" losses, to offset their share of the Partnership taxable income.

In the event the Partnership is taxed as a corporation because it is "publicly traded" under Section 7704 of the Internal Revenue Code of 1986, then the Partnership would be taxed at corporate rates on all of its taxable income and distributions to the BUC holders would be treated as fully taxable dividends to the extent of current and accumulated earnings and profits, while distributions in excess of current and accumulated earnings and profits would be treated as the non-taxable return of capital to the extent of each BUC holder's basis in the BUCs. RLC does not believe the Partnership will be taxed as "publicly traded" for fiscal 1996 based on its interpretation of Section 7704 and no provision for income taxes has been reflected in the accompanying statements of income.

No ruling has been requested from the Internal Revenue Service regarding this matter and there can be no certainty as to the ultimate outcome of this matter at this time.

Factors Associated with Real Estate
-----------------------------------
Risks Inherent in Ownership of Real Property. Since the principal business of the Partnership is to own, manage and operate real estate, the Partnership will be subject to all the risks incident to ownership of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include adverse changes in general or local economic conditions; adverse changes in interest rates and in the availability of permanent mortgage funds which may render acquisitions, sales or refinancing of properties difficult or unattractive; adverse changes in real estate, zoning, environmental or land-use laws; increases in real property taxes and federal or local economic or rent controls; other governmental rules; increases in operating costs and the need for additional capital and tenant improvements; the supply of and demand for properties; over building in certain markets; ability to obtain or maintain full occupancy of properties or to provide for adequate maintenance or insurance; the presence of hazardous waste materials; mechanics liens resulting from construction; property related claims and litigation; fiscal policies; and acts of God. The illiquidity of real estate investments generally will impair the ability of the Partnership to respond quickly to changed circumstances.

Competition and Marketing.  The real estate  business is highly  competitive and
-------------------------
the Partnership conducts its business of owning and operating income-producing real properties in competition with other real estate investment partnerships, as well as individuals, corporations, bank and insurance company investment accounts, and other entities engaged in real estate investment activities, including companies larger than the Partnership with substantially greater resources. Competition in the market for such properties varies with changes in the supply and demand for similar properties in an area, changes in the interest rates and in the availability of mortgage funds, and changes in tax, real estate, environmental, and zoning laws.

The Partnership's profitability depends in part on maximizing the occupancy of its rental property held by it at rental rates that cover all expenses and include a profit component. Occupancy and rental rates are affected by changes in general economic conditions in the area where the property is located and by changes in other local conditions, such as supply of comparable rental properties, zoning laws, and availability and costs of energy and transportation.

Insurance. The Partnership carries insurance covering all Partnership properties
---------
for the replacement cost of all buildings, loss of rents, loss of contents, and general liability. However, there are certain types of losses (generally of a catastrophic nature, including floods) which are either uninsurable or not economically insurable. Should such a disaster occur, the Partnership would suffer a loss of the capital invested in, as well as anticipated profits from, any property destroyed by such casualty.

Environmental  Hazards.  Owners and operators of real  properties are faced with
----------------------
increasing regulation of environmental hazards, discharges and emissions. From time to time the Partnership may be exposed to liability or fines for correcting environmental problems or bringing properties into compliance with various environmental standards even if the problems or violations were unintentional or were caused by a prior owner or operator of the property.

Employees
---------

The Partnership has no employees. Certain services are provided to the Partnership by employees or affiliates of RLC and Retirement Group, and the Partnership reimburses the affiliates for such services at cost. The Partnership is not charged and does not pay for salaries or fringe benefits of any principals of Retirement Group.

Government Regulations and Reimbursement
----------------------------------------
The Partnership's retirement living centers are subject to compliance with various state and local licensing requirements. These requirements relate to the condition of the facilities and the adequacy and condition of the equipment used therein, the quality and adequacy of personnel, and the quality of care. Such requirements are subject to change. There can be no assurance that, in the future, the Partnership will be able to maintain such licenses for its facilities or that the Partnership will not be required to expend significant sums in order to do so.

Towne Centre Retirement Community is subject to regulations in the State of Indiana regarding its assisted living and nursing services. The Indiana State Board of Health requires that the management company be licensed to provide the services that are performed at Towne Centre. Capital Realty Group Management, Inc. d/b/a Towne Centre Health Care, an affiliate of Retirement Group, has received a license from the Indiana State Board of Health to operate a 64-bed Comprehensive Care and 35-bed Residential Care facility. Residential Care includes such services as assistance with dressing, grooming, bathing, ambulating, and medical supervision. Comprehensive Care encompasses full nursing services including assistance with daily medication, physical therapy, and occupational therapy. The license is issued for a term of one year subject to automatic renewal by the State Board of Health as long as the project is in compliance with the terms of the license.

The State of Ohio requires the Canton Regency project to be licensed to provide nursing services. Canton Regency Retirement Community has received the license from the State of Ohio Department of Health to operate a 50-bed nursing home. All levels of care are included in this license. The license has no expiration date, but a renewal fee is due on September 11 of each year.

Medicaid is a medical assistance program for the indigent, operated by individual states with the financial participation of the federal government. Medicare is a health insurance program for the aged and certain other chronically disabled individuals, operated by the federal government. Changes in the reimbursement policies of such funding programs as a result of budget cuts by federal and state governments or other legislative and regulatory action could adversely affect the revenues of the Partnership. The Towne Centre project is a provider of services under the Indiana Medicaid program. Accordingly, Towne Centre is entitled to reimbursement under the foregoing program at established rates which are lower than private pay rates. Payments from the Medicaid program are adjusted prospectively, based on the filing of an annual cost report. The Towne Centre and Canton Regency projects are also providers of services under the Medicare program. These Projects are entitled to reimbursement under the foregoing program in amounts determined based on the filing of an annual cost report prepared in accordance with Federal regulations, which reports are subject to audit and retroactive adjustment in future periods. Under Federal regulations, Medicare reimbursements to these projects are limited to routine cost limits determined on a geographical region. The Partnership has filed exception reports to request reimbursement in excess of its routine cost limit for the years of 1992, 1993, and 1994. There can be no assurance that an exception to the properties routine cost limit will be granted. These Projects receive payments from this program based on established rates and are adjusted for differences between such rates and estimated amounts reimbursable from the program. During fiscal 1996, the Medicaid and Medicare programs accounted for approximately 15% of the Partnership's revenues.

Acquisition and Divestiture
---------------------------

On November 1, 1996, the Partnership sold its two multifamily apartment projects, Silver Lakes and Lakeridge Apartments, to a non-related third party for a combined sales price of $4,793,000. The transaction resulted in the recognition of a $437,819 gain and net cash proceeds of $2,549,352, after closing costs and payment of the mortgage.

During 1996 and 1995 the Partnership made various purchases of limited partnership interests in HealthCare Properties, L.P. During 1996 and 1995, the Partnership paid $3,200,685 and $308,825, respectively, for partnership interests in HealthCare Properties, L.P. As of December 31, 1996, the Partnership has cumulatively paid $3,509,510 for a 31% ownership in HealthCare Properties, L.P. HealthCare Properties, L.P. owns a portfolio of 8 nursing home facilities. As of March 27, 1997, the Partnership is committed to purchase approximately $1,336,630 for an additional investment in HealthCare Properties limited partnership interests.

In the second quarter of 1996, 9.36% in limited partnership interests in HealthCare Properties, L.P. was purchased from Capital Realty Group Senior Housing, Inc. (CRGSH), an affiliate of RLC, who had acquired the interests in 1993. The Partnership paid $1,269,077 to such affiliate, who recognized a $878,592 gain on the transaction. Because or this purchase, the Partnership changed its method of accounting for its investment in HealthCare Properties, L.P. from the cost method to the equity method of accounting.

During 1996, and 1995 the Partnership made various purchases of outstanding Pension Notes of NHP Retirement Housing Partners I L.P. During 1996 and 1995, the Partnership paid $199,158 and $587,580, respectively, for purchases of Pension Notes. As of December 31, 1996, the Partnership has cumulatively paid $786,738 for a 4.2% ownership of outstanding Pension Notes of NHP Retirement Housing Partners I L.P. As of March 27, 1997, the Partnership has subsequently disbursed $7,868,820 for an additional investment in Pension Notes. These purchases bring the Partnership's ownership of Pension Notes to 25.3%. NHP Retirement Housing Partners I L.P. owns a portfolio of 5 independent living retirement facilities. The Pension Notes bear simple interest at 13% per annum. Interest of 7% is paid quarterly, with the remaining 6% interest deferred. Deferred interest and principal matures on December 31, 2001. During 1996, the Partnership paid $1,364 for a 3.1% ownership of limited partnership interests in NHP Retirement Housing Partners I, L.P.

The general partner and managing agent of HealthCare Properties, L.P. and NHP Retirement Housing Partners I, L.P. is an affiliate of RLC.

The Partnership's Properties
----------------------------

The  following  table  sets  forth  summary  information   concerning  the  four
income-producing real properties owned by the Partnership as of December 31, 1996:

                                       No. of Units                        Occupancy
                                       at December 31, 1996    12/31/96     12/31/95      12/31/94
                                       --------------------    --------     --------      --------
Cottonwood Retirement Community
Cottonwood, Arizona                     65-residential           95%          100%           100%
The Harrison Retirement Community
Indianapolis, Indiana                  124-residential           83%           85%            90%

Towne Centre Retirement Community      148-residential           92%           95%            95%
Merrifllville, Indiana                  34-assisted living
                                        64-nursing

Canton Regency Retirement Community    147-residential           94%           94%            94%
Canton, Ohio                            34-assisted living
                                        50-nursing

The Partnership has a $17,500,000 open end mortgage loan commitment for future acquisition and development of properties from a non-affiliated mortgage company, and pledged the Cottonwood Retirement Community, The Harrison Retirement Community, Towne Centre Retirement Community and Canton Regency Retirement Community as collateral. As of December 31, 1996, there have been no advances made to the Partnership on this commitment.

Cottonwood Retirement Community - Cottonwood, Arizona
-----------------------------------------------------

The Cottonwood Retirement Community is located on a two-acre site in Cottonwood about 100 miles north of Phoenix and 65 miles south of Flagstaff. The community consists of a three-story building with 65 residential units. The services provided under a special assistance program to residents needing assistance include: medication reminders, dietary monitoring, and activities of daily living (e.g., bathing, dressing, grooming). In the opinion of management, the facility has maintained a high occupancy level due to the special assistance program. No nursing care is available on site, although a nonaffiliated nursing home is nearby.

The monthly rental rates range from $1,210 for alcoves (19 units), $995 for studios (13 units), $1,495 for one bedrooms (29 units), and $1,980 for two bedrooms (4 units). An additional second occupant fee of $300 is charged, if applicable.

Capital  improvements  and repairs during 1996 were minor in nature.  Management
has  budgeted   approximately   $81,500   during  1997  for  building   interior
improvements and equipment.

On December 10, 1996, The Partnership entered into contract with Capital Senior Development, Inc., an affiliate of RLC, to construct a 97 unit expansion of The Cottonwood facility, consisting of 49 units for independent living and 48 units for assisted living. The budgeted cost for the expansion is approximately $6,756,000 and includes funding for kitchen and dining room renovation. The Partnership intends to finance 100% of the costs and estimates completion by January, 1998. As of December 31, 1996, expenditures for construction in process is $280,946.

The Cottonwood market is limited. The closest competition is a project located about 30 miles away.

The Harrison Retirement Community - Indianapolis, Indiana
---------------------------------------------------------

The Harrison Retirement Community ("Harrison") is a 124-unit residential community located on the west side of Indianapolis in the Eagle Valley area. The Harrison consists of a two-story atrium building located on a four and one-half acre site. The Harrison has a special assistance program but no nursing care units, although a nonaffiliated 120-bed nursing home is located on adjacent property. The services provided to residents needing assistance include: medication reminders, dietary monitoring, and activities of daily living.

The monthly rental rates for the community range from $1,060 to $1,115 for efficiencies (43 units), $1,250 to $1,305 for one-bedrooms (67 units), and $1,575 to $1,630 for two-bedrooms (14 units). The rental rates for the community are market rates and in line with the competition. An additional second occupancy fee of $275 is charged, if applicable.

During 1996,  property  improvements and repairs were completed  including minor
equipment,   wallpaper,   carpeting  and  painting.   Management   has  budgeted
approximately $239,353 during 1997 for a new roof, carpeting and HVAC units.

The Harrison has significant competition in the Indianapolis area due to the number of similar type retirement communities. Three other projects, totaling 425 units, are also located on the west side of Indianapolis. However, the property continues to maintain good occupancy.

Towne Centre Retirement Community - Merrillville, Indiana
---------------------------------------------------------

The Towne Centre Retirement Community is located in Merrillville adjacent to a nonaffiliated 182-unit adult rental community. It consists of a mid-rise atrium building with 148 residential units, 34 assisted living units and 64 nursing care beds. Towne Centre is located on a 15-acre site, approximately 100 miles southeast of Chicago, Illinois, and south of Gary, Indiana.

The monthly rental rates for the community range from $1,310 for studios (40 units), an average of $1,595 for one-bedrooms (90 units) and an average of $1,990 (depending on location in building) for two bedrooms (18 units). The monthly rental rate increases by $300 for a second resident.

The assisted living and nursing care facilities are located in a separate, adjoining wing. The rates are $2,250 for a private assisted living unit per month, with daily rates of: $180 for a private intermediate bed, $96 for a semi-private intermediate bed, $112 for a semi-private skilled bed, and $213 for a private skilled bed. The nursing facility has eleven (11) beds certified for Medicare reimbursement.

Capital improvements and repairs during 1996 were largely attributable to replacing carpets, purchasing equipment, driveway resurfacing, and a bus. Management has budgeted approximately $161,825 during 1997 for furnishings, remodeling and equipment.

The local Merrillville market is small. Towne Centre has three directly competitive projects, of which two are currently at full occupancy. The third competitor is a non-denominational church sponsored property that is reporting an occupancy of 90%.

Canton Regency Retirement Community - Canton, Ohio
--------------------------------------------------

The Canton Regency Retirement Community consists of an atrium building located on a 10-acre site in the northwest suburbs of Canton. The building contains 147 residential units, 34 assisted living units and 50 nursing care beds.

The monthly rental rates for residential units range an average of $1,332 for studios (39 units), an average of $1,604 for one-bedrooms (90 units), and an average of $2,139 for two-bedrooms (18 units). The monthly rental rate increases by $375 for a second resident.

Canton's assisted living and nursing care facilities are located in a separate adjoining wing. The daily rates range from $66 for a private assisted living unit, $117 for a private intermediate bed, $103 for a semi-private intermediate bed, $129 for a private skilled bed and $116 for a semi-private-skilled bed. Canton's nursing facility has twelve (12) beds certified for Medicare reimbursement.

Capital improvements and repairs during 1996 were largely attributable to additional carpeting, painting, new furnishings, and equipment. Management has budgeted approximately $107,180 during 1997 for furnishings and equipment.

There are two competitive facilities in the Canton market. However, Canton Regency's good reputation and strong commitment to service have allowed Canton Regency to maintain a high occupancy level during 1996.

Leases
------

Resident leases on Cottonwood Retirement Community, The Harrison Retirement Community, Towne Centre Retirement Community, and Canton Regency Retirement Community provide a 12 month lease with a 30 day no penalty cancellation clause. These leases also allow for an immediate lease cancellation in the case of a resident's death or admission to a higher level of care. Lease up incentives may include free rent on the 6th month, move-in allowances and discounted rents on less attractive units.

Item 2. DESCRIPTION OF PROPERTY
        -----------------------
Other than the properties described under "Item 1. Description of Business," the Partnership does not own or lease any significant physical properties. The Partnership operates out of, and uses the premises of, Retirement Group at no direct cost to the Partnership.

Item 3. LEGAL PROCEEDINGS
        -----------------
There are no material pending legal proceedings to which the Partnership is a party.

Item 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
        ---------------------------------------------------
None.

                                     PART II

Item 5. MARKET FOR REGISTRANT'S PARTNERSHIP INTERESTS AND
             RELATED PARTNERSHIP MATTERS
             ---------------------------

Until July 18, 1989, the BUCs were quoted on the NASDAQ System under the symbol RLIVZ. The BUCs are not presently listed or traded on any exchange or quoted on the NASDAQ System. Bid and asked prices were reported in the "pink sheets" during the second and third quarters of 1989. However, no bid or asked prices have been reported since the third quarter of 1989. There is presently no established trading market for the BUCs.

The number of BUC holders of record as of December 31, 1996 was 759.

The Partnership has not declared or paid any cash distributions or dividends during the last two fiscal years. The Partnership presently plans to retain net cash flow. There can be no assurance as to the timing or amount of future cash distributions to BUC holders, which will be dependent on the cash flow of the Partnership's properties.


Item 6.     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
            ---------------------------------------------------------
This discussion should be read in conjunction with the consolidated financial statements of the Partnership included in this Report.

Prior to November, 1996, the Partnership's assets included four retirement projects (Harrison, Cottonwood Village, Canton Regency, and Towne Centre), a multi-family apartment project (Lakeridge Apartments, formerly known as Village Green II Apartments), a 3% limited partnership interest in Encore Limited
Partnership,  (diluted  from  12%  on  December  15,  1995)  and a  99%  general partnership interest in Retirement Partnership, Ltd. (the "Partnership Subsidiary"), which owns a multi-family apartment project (Silver Lakes Apartments, formerly known as Village Green I Apartments).

On November 1, 1996, the Partnership sold its two multi-family apartment projects, Silver Lakes and Lakeridge Apartments, to a non-related third party for a combined sales price of $4,793,000. The transaction resulted in the recognition of a $437,819 gain and net cash proceeds of $2,549,352, after closing costs and payment of the outstanding mortgage of $1,889,829.

As of December 31, 1996, the Partnership's assets also include a 31% ownership of limited partnership interests in HealthCare Properties, L.P., a 4.2% ownership of outstanding Pension Notes of NHP Retirement Housing Partners I, L.P., and a 3.1% ownership of limited partnership interests in NHP Retirement Housing Partners I, L.P. See Item 1. Description of Business - Acquisition and Divestiture".

Results of Operations
---------------------
1996 Compared with 1995
-----------------------
Rental and other income for fiscal 1996 and 1995 was $15,475,622 and $15,339,467, respectively. The 0.1% increase in rental and other income from 1995 to 1996 was attributable to higher rents, despite decreasing occupancies at the Cottonwood, Harrison, and Towne Center facilities and the sale of the Silver Lakes and Lakeridge Apartments. Rental income for independent and nursing increased 2.0% and 2.8%, respectively, from 1995 to 1996. The increases in rental income categories were attributable to rental rate increases. Other income increased 6.1% from 1995 to 1996 and was attributable primarily to an increase in therapy income from Medicare. Multi-family income decreased 10.5% from 1995 to 1996, and was attributable to the sale of the Silver Lakes and Lakeridge Apartments on November 1, 1996. Assisted living income decreased 3.3% from 1995 to 1996 and was attributable to decreasing occupancy. Operating expenses are maintained by property and by natural expense classification, but are not allocated by revenue type. Salaries, wages and benefits of $5,817,289 were expensed by the Partnership for fiscal 1996. Approximately $5,254,495 of such amount was paid to Senior Housing or Capital Senior Living, Inc. ("CSL"), an affiliate of RLC, as reimbursement for their direct out-of-pocket costs under the property management agreements for salaries, wages and benefits of on-site employees employed at the properties, and $273,936 as reimbursement to CSL for an allocable portion of its home office employees' salaries and wages for time expended on matters attributable to the properties. Corresponding payments of salaries and wages for fiscal 1995 was $5,875,046. Approximately $5,213,246 of such amount was paid to Senior Housing for on-site employee payroll reimbursement and $354,830 as reimbursement to Senior Housing for home office employee payroll. Operating and other administrative expenses (other than salaries, wages and benefits) decreased 1.4 % from $7,959,121 in 1995 to $7,850,498 in 1996. The decrease in 1996 is primarily attributable to decreased property taxes, insurance, general and administrative expense, bad debt expense, and depreciation expense. The interest income of $425,697 and $353,974 for 1996 and 1995, respectively, resulted primarily from investments of cash reserves and interest received on the Partnership's investment in Pension Notes of NHP Retirement Housing Partners, L.P. Interest expense of $185,314 and $228,605 for 1996 and 1995, respectively, decreased 18.9% due to the payment of the outstanding mortgage balance on the sale of the Silver Lake Apartments. As discussed above, the $437,819 gain on sale of properties resulted from the sale of the Silver Lakes and Lakeridge Apartments. Equity earnings on investments of $458,992 during 1996 primarily resulted from the recognition of equity earnings on the Partnership's investment in HealthCare Properties, L.P. The Partnership expects its future operating results will depend in large part on its operating costs and occupancy levels in its facilities. If the operating costs increase or occupancy levels decline, the Partnership's operating results will be adversely affected.

Liquidity and Capital Resources
-------------------------------
As of December 31, 1996, the Partnership had cash and cash equivalents of $10,463,887 and an unused mortgage loan commitment of $17,500,000. These reserves and loan commitment will be used to support ongoing working capital needs, pay existing debt obligations, meet the capital and marketing improvements necessary to succeed in a competitive atmosphere, fund future acquisitions of investments, and fund future acquisitions or development of real estate projects. On December 24, 1992, significant amendments to the Partnership Agreement were adopted which give the Partnership authority to operate in accordance with current and contemplated business operations as an operating entity. With the approved amendments to the Partnership Agreement, the Partnership has become an entity whereby cash and income generated from operations or from the sale or refinancing of assets will be retained in order to utilize such funds for a variety of purposes, including acquisitions or development of real estate projects. Consequently, the Partnership does not expect to make cash distributions to BUC Holders in the foreseeable future. This may have an adverse effect on BUC Holders for federal income tax purposes, as discussed below.

Cash and cash equivalents increased in the amount of $720,557 from the end of fiscal year 1995 to the end of fiscal year 1996. Cash sources consisted of $3,785,043 from operating activities, and $2,549,352 from proceeds on sale of properties. Cash uses during fiscal year 1996 were primarily for additions to property and equipment of $762,004, investments in limited partnerships of $3,401,207, repurchase of beneficial unit certificates of $1,262,355, payment of loan charges of $42,953 and payments on notes payable of $145,319.

As of March 27, 1997, the Partnership is committed to purchase approximately $1,336,630 for investment in HealthCare Properties limited partnership interests and has disbursed $7,868,820 for investment in Pension Notes of NHP Retirement Housing Partners I, L.P.

As a result of the Negotiated Settlement (see "Item 1. Description of Business-General"), the Partnership no longer owns Tax-Exempt bonds. Instead, the Partnership holds and operates the properties. This has adversely impacted the Tax-Exempt nature of the Partnership's operations in that it causes the operations of the Partnership to be fully taxable for federal income tax purposes and requires the individual BUC Holders to report their respective shares of any taxable income of the Partnership, without any cash being distributed by the Partnership to pay any tax due by a BUC Holder on such BUC Holder's share of Partnership taxable income. For 1996, the Partnership's taxable income was $3,077,378, which is approximately $2.51 for each outstanding BUC. Moreover, as a result of federal tax law changes in 1986, BUC Holders will not be able to use losses from any other source, other than "passive activity" losses, to offset their share of the Partnership's taxable income. However, the approximate $6,000,000 of mortgage loan indebtedness forgiven by the Partnership in connection with the Negotiated Settlement resulted in a taxable loss to the Partnership for federal income tax purposes which was reported by BUC Holders on September 11, 1991, in proportion to the number of BUCs owned and to the extent of each BUC holder's basis in the BUCs. BUC Holders acquiring BUCs after September 11, 1991, are not entitled to report any portion of such loss.

In the event the Partnership is taxed as a corporation because it is "publicly traded" under Section 7704 of the Internal Revenue Code of 1986, then the Partnership would be taxed at corporate rates on all of its taxable income and distributions to the BUC Holders would be treated as fully taxable dividends to the extent of current and accumulated earnings and profits, while distributions in excess of current and accumulated earnings and profits would be treated as the non-taxable return of capital to the extent of each BUC Holder's basis in the BUCs. RLC does not believe the Partnership will be taxed as "publicly traded" for fiscal 1996 based on its interpretation of Section 7704 and no provision for income taxes has been reflected in the accompanying consolidated statements of income. No ruling has been requested from the Internal Revenue Service regarding this matter and there can be no certainty as to the ultimate outcome of this matter at this time.

To the extent the Partnership is taxed as a corporation because it is "publicly traded" under Section 7704, payments of federal income tax by the Partnership will reduce the liquidity and net cash flow of the Partnership. On the other hand, in such event, the BUC Holders would not be required to report any income of the Partnership in their personal federal income tax returns absent any cash distributions to them.

The management of the Partnership believes that the projected 1997 cash flow generated from the four properties will be approximately $2.8 million to $3.0 million. The revenue from each Project is sufficient to cover the operating expenses from that particular Project. The Partnership is able to use the positive cash flow from one project to meet any unexpected capital improvement needs on other projects. To the extent that the positive cash flow is not used to meet any unexpected capital improvements on the Projects, the funds are retained to build up the working capital reserves of the Partnership and to provide funds for acquisitions of additional properties.

Item 7.       FINANCIAL STATEMENTS
              --------------------

The financial statements of the Partnership are listed in Item 13 of this report and are contained at pages 19 through 32 of this Report.

Item 8.       CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
              ACCOUNTING AND FINANCIAL DISCLOSURE
              -----------------------------------

There have been no changes in or disagreements with accountants that are required to be reported herein.

                                    PART III

Item 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
              ----------------------------------------------------------

The Partnership has no directors or officers. RLC is the sole general partner of the Partnership, and accordingly, manages and controls the affairs of the Partnership. Retirement Group is the sole general partner of RLC.

Retirement Group is a privately owned corporation initially organized on August 23, 1995. Its principal business activity has been the ownership and management of real property for its own account and for the account of various limited partnerships of which it is the general partner. Retirement Group is a wholly owned subsidiary of Capital Realty Group Corporation, a Texas corporation ("Capital"), with its corporate headquarters in Dallas, Texas. Capital is owned 50% by James A. Stroud (through a trust) and 50% by Jeffrey L. Beck.

The Partnership properties through February 1, 1995, were managed by Senior Housing. On February 1, 1995, Senior Housing assigned its contract rights to manage the Partnership properties to Capital Senior Living, Inc. ( CSL"). CSL is a wholly owned subsidiary of Capital.

The following are the directors and executive officers of CSL and Retirement Group.

   Name                               Position
   ----------------------------------------------------------------------------
James A. Stroud                  Chief Operating Officer, Secretary and Director
Jeffrey L. Beck                  Chief Executive Officer and Director
Keith N. Johannessen             President
David Beathard                   Vice President
Rob L. Goodpaster                National Director of Marketing
David Brickman                   Vice President
Robert F. Hollister              Controller

James A. Stroud, age 46. Mr. Stroud has served as an officer and a director of Capital since December 1988. Mr. Stroud became Chief Operating Officer and Secretary of Senior Housing in May 1991, CSL in February 1995 and Retirement Group in June 1995. He owns 50% of Capital (through a trust). From 1984 until 1985, he was Executive Vice-President of Equity Management Corporation, Dallas, Texas, a full service real estate company. From 1980 to 1983, he was director in charge of the Tax Department of the law firm of Baker, Glast & Middleton, Dallas, Texas. From 1978 until 1980, he was an associate with Brice & Mankoff (formerly Durant and Mankoff), a law firm in Dallas, Texas. Mr. Stroud is a Certified Public Accountant and a licensed attorney. He received his B.B.A. from Texas Tech University with highest honors, his J.D. from the University of Texas with honors, and his L.L.M. in taxation from New York University with honors. While at New York University, he was a graduate editor of the New York University Tax Law Review and a Wallace Scholar. Mr. Stroud is a founder and director of the Assisted Living Facilities Association of America, a member of the Health Industry Council, President-Elect of National Association for Senior Living Industries ("NASLI"), and has delivered speeches on health care topics to the NASLI, National Investment Conference and the Urban Land Institute.

Jeffrey L. Beck, age 52. Mr. Beck has served as an officer and a director of Capital since December 1988. Mr. Beck became Chief Executive Officer of Senior Housing in May 1991, CSL in February 1995 and Retirement Group in June 1995. He owns 50% of Capital. From 1975 to 1985, he was President of Beck Properties, Inc., which was the predecessor of Capital. From 1973 to 1974, he was Regional Controller with Trammell Crow & Company, a real estate company based in Dallas, Texas. Mr. Beck is Chairman of the Board of Directors of United Texas Bank of Dallas. Mr. Beck serves as Chairman of the American Senior Housing Association.

Keith N. Johannessen, age 40. Mr. Johannessen became Executive Vice President of Senior Housing in May 1993 with responsibility for supervising the day-to-day operations of Capital's retirement communities. Mr. Johannessen became President of Senior Housing in March 1994, CSL in February 1995 and Retirement Group in June 1995. From September 1992 through May 1993, Mr. Johannessen was a Senior Manager in the North Central Region for the health care practice of Ernst & Young LLP, responsible for assisting in the development and direction of the firm's long term care center consulting projects in the region as well as on a national basis. From August 1987 through September 1992, Mr. Johannessen was Executive Vice President with Oxford Retirement Services, Inc. responsible for the sales, marketing and operations of retirement communities and nursing homes. From August 1978 to August 1987, Mr. Johannessen was employed by Life Care Services Corporation in a variety of operations management positions, from single retirement projects to multi-facility responsibilities. He is a licensed nursing home administrator and holds a Bachelor of Arts Degree from Nyack College, New York. Mr. Johannessen is active in the American Senior Housing Association, National Association for Senior Living Industries and the American Association of Homes and Services for the Aging.

David W. Beathard, age 49. Mr. Beathard is Vice President of Capital Senior Living with responsibility for supervising the daily operations of Capital Nursing Homes and Senior Communities. Prior to joining Capital, Mr. Beathard was a management consultant for the retirement housing industry in Ohio. From 1978 to 1991, Mr.  Beathard  served as Executive  Director,  Regional  Administrator,
Regional Vice President, and Vice President and Director of Operations Management for Life Care Services Corp. Mr. Beathard has been in the senior housing and services business for 20 years.


Rob L. Goodpaster, age 44. Mr. Goodpaster became National Director of Marketing of Senior Housing in December 1992, CSL in February 1995 and Retirement Group in June 1995, with overall responsibility for marketing and lease-up functions of Capital's managed properties. With 20 years of experience in the industry, Mr. Goodpaster has an extensive background in retirement housing marketing. His experience includes analyzing demographics, developing and implementing marketing plans, creating outreach and advertising programs, hiring and training sales personnel and implementing lead management and tracking systems. Prior to joining Capital, Mr. Goodpaster was National Director of Marketing for Autumn America from January 1990 to November 1992. From 1985 until December 1989, he was President of Retirement Living Concepts, Inc. where he marketed retirement properties throughout the United States. Mr. Goodpaster was formerly Vice President, Marketing for U.S. Retirement Corp. from 1984 to 1985 and Vice President, Development for American Retirement Corp. from 1980 to 1984. Mr. Goodpaster is a graduate of Ball State University with a B.S. in Business Management and Marketing. Mr. Goodpaster is a member of the National Association of Senior Living Industry and the Texas Association of Retirement Communities.

David Brickman, age 38. Mr. Brickman has served as Vice President and Counsel for Senior Housing since 1992, CSL since February 1995 and Retirement Group since June 1995. Mr. Brickman received his Bachelor of Arts degree from Brandeis University. He holds a J.D. from the University of South Carolina Law School, an M.B.A. from the University of South Carolina School of Business Administration and a Masters of Health Administration from Duke University. Prior to joining Capital in 1992, he served as in-house counsel from 1986 through 1987 with Cigna Health Plan, Inc., from 1987 through 1989 with American General Group Insurance Company and from 1989 until joining Capital, with LifeCo Travel Management
Company located in Houston, Texas. In addition to his duties as Counsel for Senior Housing, Retirement Group and CSL, Mr. Brickman is also responsible for asset management activities, operational activities and investor relations for Capital's portfolio.

Robert F. Hollister, age 41. Mr. Hollister has served as Controller of Senior Housing since 1992, CSL in February 1995 and Retirement Group since June 1995. Mr. Hollister received his Bachelor of Science in Accounting from the University of Maryland. His experience includes public accounting and private experience in fields such as securities, construction, and nursing homes. Prior to joining Capital in 1992, Mr. Hollister was the chief financial officer and controller for Kavanaugh Securities, Inc. from December 1985 until 1992. Mr. Hollister is the property controller and supervises the day-to-day accounting and financial aspects of Capital. Mr. Hollister is a Certified Financial Planner and a member of both local and national professional accounting organizations.

The executive officers of CSL and Retirement Group are required to spend only such time on the Partnership's affairs as is deemed necessary in the sole judgment of CSL and Retirement Group. A significant amount of these officers' time is expected to be spent on matters unrelated to the Partnership.

Based solely upon a review of Forms 3, 4 and 5 furnished to the Partnership pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or upon written representations received by the Partnership, the Partnership is not aware of any failure by any officer or director of Retirement Group or beneficial owner of more than 10% of the BUCs to timely file with the Securities and Exchange Commission any Form 3, 4 or 5 relating to 1994 except the following persons failed to file in a timely basis the following reports: (1) James A. Stroud filed five late reports on Form 4, reporting indirect ownership of Capital Trust's 15,028 BUCs, and (2) Jeffrey L. Beck filed five late reports on Form 4, reporting indirect ownership of his wife's 15,028 BUCs, for which he disclaims beneficial ownership.

Item 10.      EXECUTIVE COMPENSATION
              ----------------------

RLC does not receive a fee for serving as general partner of the Partnership. None of the executive officers or directors of Retirement Group receive a fee from the Partnership for serving in such capacity. As discussed under "Item 12. Certain Relationships and Related Transactions", Retirement Group and its affiliates receive fees and expense reimbursements from the Partnership for other services rendered.

Item 11.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
              OWNERS AND MANAGEMENT
              ---------------------

As of December 31, 1996, RLC owned 580,161 BUCs (approximately 49.50% of the total outstanding), Jeffrey L. Beck owned 10,482 BUCs individually, Janet Sue Beck owned 70,846 BUCs individually, Capital Trust, a trust for which James A. Stroud is the beneficiary, owned 16,943 BUCs, James A. Stroud owned 39,404 BUCs individually and Stroud Children's Trust II owned 24,980 BUCs. Jeffrey L. Beck and James A. Stroud may each be deemed to beneficially own the BUCs owned by RLC. Jeffrey L. Beck disclaims beneficial ownership of the BUCs owned by Janet Sue Beck, and Janet Sue Beck disclaims beneficial ownership of the BUCs owned by Jeffrey L. Beck. No other person is known by the Partnership to own more than 5% of the BUCs.

Item 12.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
              ----------------------------------------------

Prior to February 1, 1995, Senior Housing managed the projects. Effective February 1, 1995, CSL manages the retirement living projects pursuant to separate asset management agreements between the Partnership and CSL, which can be terminated with 45 days notice. The management agreements provide for reimbursement of all expenses of managing the properties, including salaries of on-site managers and out-of-pocket expenses of CSL, and provide for payment of a property management fee to CSL equal to 5% of the gross revenues of each project. For the periods ended December 31, 1996 and 1995, the Partnership paid Senior Housing and CSL $987,104 and $986,877, respectively, in property management fees for managing the projects and paid $332,438 in 1996 and $430,329 in 1995, for reimbursable expenses under the management agreements. In accordance with the partnership agreement, RLC does not receive any fees from the Partnership but it and affiliates may be reimbursed by the Partnership for any actual costs and expenses incurred in connection with the operations of the Partnership.

All property employees are paid by an affiliate of RLC. Reimbursed gross payroll and health insurance premiums, which were expensed by the Partnership in 1996 and 1995, were $5,254,495 and $5,213,246, respectively.

In 1995, an affiliate of RLC received a 2% financing fee of $110,000 in connection with increasing the Partnership's mortgage loan commitment. In connection with the extension of the Silver Lakes mortgage, an affiliate of RLC received $40,453 and $20,830 in 1996 and 1995, respectively, as a financing fee.

In May 1995, the Partnership contracted with Quality Home Care, Inc., an affiliate of RLC, to provide nursing services to the assisted living residents at the Harrison facility. The contract was executed to comply with certain state regulations. As part of the contract, the Partnership has transferred its share of assisted living revenues and expenses for the Harrison to Quality Home Care, Inc. resulting in an approximate decrease of $63,000 in net annualized profits.

In April 1996, an affiliate of RLC recognized a $878,592 gain on the Partnership's purchase of HealthCare Properties, L.P. limited partnership interests.

Upon sale of the Silver Lakes and Lakeridge Apartments in November, 1996, an affiliate of RLC received a $79,883 brokerage fee.

Jeffrey L. Beck is an approximate 50% partner in RLC and is chairman of the board of a bank where the Partnership holds the majority of its operating cash accounts.

On December 10, 1996, The Partnership entered into contract with Capital Senior Development, Inc., an affiliate of RLC, to construct a 97 unit expansion of The Cottonwood facility, consisting of 49 units for independent living and 48 units for assisted living. The budgeted cost for the expansion is approximately $6,756,000 and includes funding for kitchen and dining room renovation. The Partnership intends to finance 100% of the costs and estimates completion by January, 1998. As of December 31, 1996, expenditures for construction in process is $280,946.

The general partner and managing agent of HealthCare Properties, L.P. and NHP Retirement Housing Partners I, L.P. is an affiliate of RLC.

Item 13.      EXHIBITS AND REPORTS ON FORM 8-K
              --------------------------------

Financial Statements.
--------------------

The following financial statements of the Partnership are filed as part of this report on pages 19 through 32 hereof:

          Report of Ernst & Young LLP, Independent Auditors

          Consolidated Balance Sheets as of December 31, 1996 and 1995

          Consolidated Statements of Income for the years ended December 31, 1996 and 1995

          Consolidated Statements of Partners' Capital for the years ended December 31, 1996 and 1995

          Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1995

          Notes to Consolidated Financial Statements

Exhibits
--------

The list of exhibits is incorporated herein by reference to the exhibit index on pages 32 through 37 of this report.

Reports on Form 8-K
-------------------

No reports on Form 8-K were filed during the last quarter of fiscal 1996.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Partners and Beneficial Unit Certificate Holders of
  Capital Senior Living Communities, L.P.

We have audited the accompanying consolidated balance sheets of Capital Senior Living Communities, L.P. and subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of income, partners' capital, and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Capital Senior Living Communities, L.P. and subsidiary at December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.





                                      Ernst & Young LLP
Dallas, Texas
February 21, 1997
Except for Note 10, as to which the date is March 27, 1997

                     CAPITAL SENIOR LIVING COMMUNITIES, L.P.

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 and 1995
                           --------------------------

ASSETS                                                                               1996                1995
------                                                                               ----                ----

PROPERTY AND EQUIPMENT, net (Notes 1 and 3)                                      $12,576,523           $17,352,655

OTHER ASSETS:
   Cash and cash equivalents (Note 10)
                                                                                  10,463,887             9,743,330
   Cash, restricted (Note 6)                                                         206,376               203,788
    Accounts receivable, net of allowance for doubtful accounts of
                  $164,822 in 1996 and $141,452 in 1995                              373,163               409,486
    Prepaid expenses and other                                                        92,302               128,728
    Deferred financing charges, less accumulated amortization of
                  $311,938 in 1996 and $141,760 in 1995 (Note 5)                     201,440               328,665
    Investments in limited partnerships (Note 10)                                $ 8,275,920           $   896,405
                                                                                  ----------            ----------

         Total assets                                                            $32,189,611           $29,063,057
                                                                                  ==========            ==========


LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
   Accrued expenses and other liabilities                                        $ 1,303,833            $1,354,639

   Note payable (Notes 1 and  5)                                                           0             2,035,148
   Customer deposits                                                                 248,458               279,982
                                                                                  ----------             ---------
          Total liabilities                                                        1,552,291             3,669,769
                                                                                  ----------             ---------

Deferred income (Note 10)                                                          3,400,684                     0

Commitments and contingencies (Notes 6 and 8)

PARTNERS' CAPITAL (Notes 7 and 11):
   General partner                                                                    72,526                41,469
   Limited partner                                                                         1                     1
   Beneficial unit certificates, 1,264,000
         issued and 1,172,146 outstanding
                                                                                  28,426,464            25,351,818
   Repurchased beneficial unit certificates                                       (1,262,355)                    0
                                                                                  ----------            ----------
                  Total partners' capital
                                                                                  27,236,636            25,393,288
                                                                                  ----------            ----------

                  Total liabilities and partners' capital                        $32,189,611           $29,063,057
                                                                                  ==========            ==========



The accompanying notes are an integral part of these consolidated statements.

                     CAPITAL SENIOR LIVING COMMUNITIES, L.P.
                        CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                     --------------------------------------

                                                                                   1996                           1995
                                                                                   ----                           ----
RENTAL AND OTHER INCOME:
         Multi-family                                                            $1,101,317                   $1,230,859
         Independent                                                              7,283,631                    7,138,356
         Assisted living                                                          1,603,074                    1,658,463
         Nursing                                                                  4,563,900                    4,441,072
         Other                                                                      923,700                      870,717
                                                                                 ----------                   ----------
                  Total Rental and Other Income                                  15,475,622                   15,339,467
                                                                                 ----------                   ----------


EXPENSES (Note 9)
         Operating Expenses:
         Salaries, wages, and benefits                                            5,543,353                    5,520,216
         Property taxes                                                             565,415                      673,399
         Management fees                                                            987,104                      986,877
         Utilities                                                                  940,070                      904,413
         Cost of meals provided                                                   1,037,404                    1,005,222
         Ancillary services                                                         792,713                      611,318
         Repairs and maintenance                                                    246,859                      226,005
         Service contracts                                                          152,532                      149,681
         Insurance                                                                  213,137                      236,322
         Bad debt expense                                                            22,312                       71,098
         Other                                                                      879,896                      842,989
         Amortization of deferred financing charges                                 170,178                      113,460
         Depreciation                                                             1,385,127                    1,629,800
                                                                                 ----------                   ----------
                  Total Operating Expenses                                       12,936,100                   12,970,800
                                                                                 ----------                   ----------
         General and Administrative Expenses:
         Salaries, wages and benefits                                               273,936                      354,830
         Professional fees                                                          168,528                      144,665
         Office supplies, communications, and reproduction                          116,132                      127,187
         Other                                                                      173,091                      236,685
                                                                                 ----------                   ----------
                  Total General and Administrative Expenses                         731,687                      863,367
                                                                                 ----------                   ----------
                  Total Expenses                                                 13,667,787                   13,834,167
                                                                                 ----------                   ----------
         Net Income from Operation                                                1,807,835                    1,505,300

         Other Income (Expenses):
                  Interest income                                                    425,697                     353,974
                  Interest expense                                                  (185,314)                   (228,605)
                  Gain on sale of properties                                         437,819                           0
                  Equity earnings on investments (Note 10)                           458,992                           0
                  Amortization of deferred income (Note 10)                          118,632                           0
                  Income on investments                                               25,523                           0
                  Other                                                               16,519                           0
                                                                                 -----------                  ----------
                  Total Other Income (Expense)                                     1,297,868                     125,369
                                                                                 -----------                  ----------
NET INCOME                                                                      $  3,105,703                 $ 1,630,669
                                                                                 ===========                  ==========
NET INCOME ALLOCATION:
         General partner                                                        $     31,057                 $    16,307
         Beneficial unit certificate holders                                       3,074,646                   1,614,362
                                                                                 -----------                  ----------
                  Total                                                         $  3,105,703                 $ 1,630,669
                                                                                 ===========                  ==========
NET INCOME PER BENEFICIAL UNIT CERTIFICATE                                      $       2.53                 $      1.29
                                                                                 ===========                  ==========
BENEFICIAL UNIT CERTIFICATES OUTSTANDING                                           1,172,146                   1,264,000
                                                                                 ===========                  ==========



The accompanying notes are an integral part of these consolidated statements.

                     CAPITAL SENIOR LIVING COMMUNITIES, L.P.

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                     --------------------------------------

                                                            Repurchased
                                       Beneficial            Beneficial
                                         Unit                   Unit                Limited          General
                                      Certificates          Certificates             Partner         Partner          Total
                                       -------------       --------------        ---------------   -----------     ------------

      BALANCE, December 31, 1994        $ 23,762,619         $          0          $          0    $    25,162      $23,762,619

         Net income                        1,614,362                    -                     -          6,307        1,630,669
                                          ----------          -----------           -----------     ----------       ----------

      BALANCE, December 31, 1995          25,351,818                    0                     1         41,469       25,393,288

         Net income                        3,074,646                    -                     -         31,057        3,105,703

         Repurchased 91,854
         Beneficial Unit Certificates
         (Note 11)                                 -           (1,262,355)                    -              -       (1,262,355)
                                          ----------         ------------           -----------     ----------       ----------
BALANCE, December 31, 1996               $28,426,464        $  (1,262,355)         $          1    $    72,526      $27,236,636
                                          ==========         ============           ===========     ==========       ==========


The accompanying notes are an integral part of these consolidated statements.

                                       CAPITAL SENIOR LIVING COMMUNITIES, L.P.

                                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                                       YEARS ENDED DECEMBER 31, 1996 AND 1995
                                       --------------------------------------

                                                                          1996                           1995
                                                                 -------------                  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
         Net income                                              $  3,105,703                   $   1,630,669
         Adjustments to reconcile net income
           to net cash provided by operating activities:
         Depreciation                                               1,385,127                       1,629,800
         Amortization of deferred financing charges                   170,178                         113,460
         Provisions for bad debt                                       22,312                          71,098
         Gain on sale of properties                                  (437,819)                              0
         Amortization of deferred income                             (118,632)                              0
         Equity earnings on investment                               (458,992)                              0

         Changes in operating assets and liabilities:
                  Cash, restricted                                     (2,588)                       (152,803)
                  Accounts receivable                                  14,011                        (215,232)
                  Prepaid expenses and other                           36,426                          (1,248)
                  Accrued expenses and other
                     liabilities                                       37,022                          92,422
                  Customer deposits                                    32,295                          26,204
                                                                   ----------                     -----------

                  NET CASH PROVIDED BY OPERATING
                      ACTIVITIES                                    3,785,043                       3,194,370
                                                                   ----------                     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Investment in limited partnerships                        (3,401,207)                       (896,405)
         Proceeds from sale of properties                           2,549,352                               0
         Additions to property and equipment                         (762,004)                       (383,711)
                                                                   ----------                     -----------

                  NET CASH USED IN INVESTING
                      ACTIVITIES                                   (1,613,859)                     (1,280,116)
                                                                   ----------                     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
         Deferred loan charges paid                                   (42,953)                       (130,830)
         Payments on notes payable                                   (145,319)                        (58,565)
         Repurchase of beneficial unit certificates                (1,262,355)                              0
                                                                   ----------                     -----------

                  NET CASH USED IN FINANCING
                      ACTIVITIES                                   (1,405,627)                       (189,395)
                                                                   ----------                     -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                             720,557                       1,724,859


CASH AND CASH EQUIVALENTS, Beginning of Year                        9,743,330                       8,018,471
                                                                   ----------                     -----------

CASH AND CASH EQUIVALENTS, End of Year                            $10,463,887                    $  9,743,330
                                                                   ==========                     ===========

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
         Cash paid for interest                                   $   185,314                    $    228,605
                                                                   ==========                     ===========

The accompanying notes are an integral part of these consolidated statements.

                     CAPITAL SENIOR LIVING COMMUNITIES, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995
                           --------------------------

1.  ORGANIZATION:
    ------------

Capital Senior Living Communities, L.P. (formerly known as Retirement Living Tax-Exempt Mortgage Fund Limited Partnership) (the "Partnership") was formed on December 17, 1985, under the Delaware Revised Uniform Limited Partnership Act. The Partnership was formed to acquire a portfolio of federally Tax-Exempt nonrecourse participating first mortgage loans secured by income-producing real estate consisting of four retirement living centers and one multifamily residential apartment project (the "Projects"). The mortgage loans were acquired on April 11, 1986. The Partnership will continue until December 31, 2016, unless terminated earlier under certain provisions of the partnership agreement.

On April 10, 1986, the Partnership issued 1,264,000 Beneficial Unit Certificates ("BUCs") at $25 per BUC. The issuance generated funds of $28,758,000, net of issuance costs, for the Partnership. These funds were used principally to acquire the portfolio of mortgage loans previously discussed.

The general partner of the Partnership is Retirement Living Communities, an Indiana limited partnership ("RLC"). The limited partner is Retirement Living Fiduciary Corporation, an Indiana corporation ("RLFC").

A description of the Projects now owned and operated by the Partnership is as follows:

Towne Centre Retirement  Community ("Towne Centre") - This project is located on
---------------------------------------------------
a 15-acre site in Merrillville, Indiana, and includes a 148-unit retirement living community, a 34-bed assisted living unit which is licensed as residential, and a 64-bed intermediate and skilled healthcare unit licensed under a comprehensive license. The facility was approximately 92 % and 95% occupied at December 31, 1996 and 1995, respectively.

Canton Regency Retirement  Community ("Canton Regency") -This project is located
-------------------------------------------------------
on a 10-acre site in Canton, Ohio, and includes a 147-unit retirement living community, a 34-bed assisted living unit, and a 50-bed intermediate and skilled healthcare unit licensed by the Ohio Department of Health. The facility was approximately 94 % occupied at December 31, 1996 and 1995.

Cottonwood Village Retirement Community  ("Cottonwood Village") -This project is
---------------------------------------------------------------
a 65-unit retirement living center located on a 2-acre site in Cottonwood, Arizona. The facility was approximately 95% and 100% occupied at December 31, 1996 and 1995 , respectively.

On December 10, 1996, the Partnership entered into contract with Capital Senior Development, Inc., an affiliate of RLC, to construct a 97 unit expansion of the Cottonwood facility, comprising of 49 units for independent living and 48 units for assisted living. The budgeted cost for the expansion is approximately $6,756,000 and includes funding for kitchen and dining room renovation. The Partnership intends to finance 100% of the costs and estimates completion by January, 1998. As of December 31, 1996, expenditures for construction in process were $280,946.

Harrison  Retirement   Community   ("Harrison")  -This  project  is  a  124-unit
-----------------------------------------------
retirement living center located on a 4 1/2-acre site in Indianapolis, Indiana. The facility was approximately 83% and 85% occupied at December 31, 1996 and 1995, respectively.

On November 1, 1996, the Partnership sold its two multi-family properties to a non-related third party for a combined sales price of $4,793,000. This sale resulted in the recognition of a $437,819 gain and net cash proceeds of $2,549,352 to the Partnership, after repayment of the related mortgage payable of $1,889,829. A description of these properties is as follows:

Village Green II Apartments  (subsequently renamed "Lakeridge") -This project is
---------------------------------------------------------------
a 136-unit multifamily apartment complex located in Kissimmee, Florida. The facility was approximately 90% occupied at December 31, 1995.

Village Green I Apartments  (subsequently  renamed "Silver Lakes") -This project
------------------------------------------------------------------
is a 132-unit multifamily apartment complex located in Kissimmee, Florida. This facility was approximately 90% occupied at December 31, 1995.

On December 24, 1992, the Partnership Agreement was amended to reflect more accurately the current and anticipated business operations and asset ownership position of the Partnership. The amendment allows the general partner sole discretion to determine cash distributions. It is the general partner's intention to use current and future cash reserves to acquire additional properties, investments, BUCs, and to expand the Partnership's currently owned properties (see Note 10). The General Partner believes cash and cash equivalents of $10,463,887 at December 31, 1996 is adequate for the working capital needs of the Partnership.

2.  OWNERSHIP BY RLC:
    -----------------

On September 12, 1990, RLC completed a solicitation of BUC holders in order to acquire BUC interests, resulting in the acquisition of 561,336 BUCs by RLC, representing approximately 44% of the total BUCs outstanding. As of December 31, 1996, RLC owns 580,161 BUCs, representing 49.5% of the total BUCs outstanding.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    ------------------------------------------

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of the Partnership and its 99%-owned subsidiary, Retirement Partnership, Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation. The 1% minority interest in Retirement Partnership, Ltd. is not presented separately due to its immateriality. The Partnership accounts for investments in limited partnerships with controlling interests greater than 20% under the equity method; therefore, operations from such investments are shown separately in the accompanying consolidated statements of income as equity earnings on investments.

Property and Equipment
----------------------

The Partnership provides for depreciation on property and equipment using the straight-line method over their estimated useful lives ranging from 5 to 27.5 years.

The cost of property and equipment and their useful lives are summarized as follows:

                                            Useful Life               1996                1995
                                            -----------               ----                ----

Land                                                             $   879,723           $ 1,281,070
Land improvements                            27.5 years              127,481               418,665
Buildings and building improvements          27.5 years           13,562,383            17,586,575
Furniture and equipment                         5 years            4,499,330             4,786,064
Construction in process                                              280,946                     0
                                                                  ----------            ----------
                                                                  19,349,863            24,072,374

Less-accumulated depreciation                                     (6,773,340)           (6,719,719)
                                                                  ----------            ----------
                                                                 $12,576,523           $17,352,655
                                                                  ==========            ==========


At each balance sheet date, the Partnership reviews the carrying value of the property and equipment to determine if facts and circumstances suggest that they may be impaired or that the depreciation period may need to be changed. The Partnership considers external factors, including local market developments, national trends, and other publicly available information. If these external factors indicated the property and equipment will not be recoverable, as determined based upon undiscounted cash flows of the business, the carrying value of the asset will be reduced by the estimated shortfall of discounted cash flows. The Partnership does not believe there currently are any indicators that would require an adjustment to the carrying value of the property and equipment or their respective remaining useful lives as of December 31, 1996.

Cash Equivalents
----------------

The Partnership considers investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition
-------------------

Revenue from the four retirement living communities and the two multifamily apartment complexes is recognized in the period in which the unit rental and/or food services relate.

Revenue from two of the Projects (Towne Centre and Canton Regency) which offer assisted living, intermediate, and skilled healthcare (in addition to retirement living), is recognized as services are performed. The Towne Center healthcare center (the Center) is a provider of services under the Indiana Medicaid program. Accordingly, the Center is entitled to reimbursement under the foregoing program at established rates which are lower than private pay rates. Patient service revenue for Medicaid patients is recorded at the reimbursement rates as the rates are set prospectively by the state upon the filing of an annual cost report. The Towne Centre and Canton Regency healthcare centers (the Centers) are also providers of services under the Medicare program. The Centers are entitled to reimbursement under the foregoing programs in amounts determined based on the filing of an annual cost report prepared in accordance with Federal regulations, which reports are subject to audit and retroactive adjustments in future periods. Revenue from the Medicare program is recorded at established rates and adjusted for differences between such rates and estimated amounts reimbursable from the program. Any differences between estimated and actual reimbursements are included in operations in the year of settlement. Adjustments in 1996 and 1995 totaled $73,366 and $28,254 in credits, respectively. Included in accrued expenses and other liabilities at December 31, 1996 and 1995, is $0 and $123,000, respectively, for amounts due under the Medicare program. Under Federal regulations, Medicare reimbursements to these facilities are limited to routine cost limits determined on a geographical region. The Partnership has filed exception reports to request reimbursement in excess of its routine cost limit for the years 1992, 1993, and 1994. There can be no assurance that an exception to the properties routine cost limit will be granted.

Revenues from the Medicare and Medicaid programs accounted for approximately 10% and 5%, respectively, of the Partnership's net revenues for the year ended December 31, 1996. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Partnership believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

4.   FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------

The carrying amounts and fair values of financial instruments at December 31, 1996 and 1995 are as follows:

                                                    1996                       1995
                                                    ----                       ----
                                          Carrying         Fair        Carrying     Fair
                                           Amount          Value       Amount       Value


Cash and cash equivalents             $   10,463,887  $  10,463,887  $ 9,743,330  $9,743,330
Cash, restricted                             206,376        206,376      203,788     203,788
Investments in
   limited partnerships                    8,275,920      6,348,776      896,405     887,228
Note payable                                       0              0    2,035,148   2,035,148


The following methods and assumptions were used by the General Partner in estimating its fair value disclosures for financial instruments:

               Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate fair value.

               Investment in limited partnerships: The fair values are based on the most recent purchase price.

               Note payable: The fair value of note payable is estimated using discounted cash flow analysis, based on current incremental borrowing rates for similar types of borrowing arrangements.

  5. NOTE PAYABLE:
     ------------

Note payable consists of the following:
                                                              1996                       1995
                                                     ------------------            -----------------
Mortgage loan, bearing interest at 11%
         maturing July 1,1996, and
         payable in  monthly installments
         of $22,725, including interest with
         remaining amounts due at maturity.
         This mortgage is secured by Silver
         Lakes Apartments.                              $        0                 $        2,035,148
                                                         =========                  =================


On November 1, 1996, the mortgage loan was paid upon sale of the Silver Lakes Apartments.

The Partnership has a $17,500,000 open end mortgage loan commitment for future acquisition and development of properties from a non-affiliated mortgage company, and pledged the Cottonwood, Harrison, Towne Centre, and Canton Regency retirement communities as collateral. The loan expires July 29, 1998. As of December 31, 1996, there have been no advances made to the Partnership on this loan commitment.

In connection with obtaining the open end mortgage loan commitment in 1994, the Partnership incurred $449,596 in deferred financing charges, which are being amortized over the life of the loan commitment using the straight line method.

6.  COMMITMENTS:
    -----------

The Partnership had $56,376 in certificates of deposit at December 31, 1996 and $53,788 in certificates of deposit at December 31, 1995, restricted for utility deposits. The certificates of deposit mature one year from the original purchase date.

In conjunction with the Partnership's mortgage loan commitment, a compensating balance of $150,000 was established with the mortgage company.

The operating properties have entered into various contracts for services. The contracts are for a duration of 5 years or less and are on a fee basis as services are rendered. Future commitments on fixed cost contracts and leases are as follows:

                Year                                           Amount
                ----                                           ------

                1997                                       $     16,144
                1998                                             11,199
                1999                                              9,394
                2000                                              8,786
                2001                                              3,432
                                                            -----------
                                                           $     48,955
                                                            ===========

7.  CASH DISTRIBUTIONS:
    ------------------

Net operating income, if distributed as determined by the General Partner at its sole discretion, is to be distributed 99% to the BUC holders and 1% to RLC until the BUC holders receive distributions equal to a cumulative noncompounded annual return of 11% on their adjusted capital contributions. Thereafter, remaining net operating income is distributed 90% to the BUC holders and 10% to RLC.

The second amended Partnership Agreement allows the general partner sole discretion in determining cash distributions. Prior to this amendment, cash distributions were to be paid within 45 days of each calendar quarter. There were no distributions for 1996 and 1995. It is the general partner's intention to use current and future cash reserves to acquire additional properties and to expand operations of currently owned properties.

Proceeds from the refinancing, sale, or other dispositions of Partnership assets, less expenses directly attributable thereto (net residual proceeds), will be distributed 100% to the BUC holders until the BUC holders have received an amount equal to the sum of their adjusted capital contributions plus an amount equal to a cumulative noncompounded annual return of 11% on their adjusted capital contributions. All remaining net residual proceeds will be distributed 100% to RLC until such amount equals 1% of all net residual proceeds distributed to the BUC holders. Thereafter, any remaining net residual proceeds will be distributed 90% to the BUC holders and 10% to RLC.

8. INCOME TAXES:
   ------------

No provision has been made in the financial statements for Federal income taxes because, under current law, no Federal income taxes are paid directly by the Partnership. The partners are responsible for their respective shares of Partnership net income or loss. The Partnership reports certain transactions differently for tax than for financial statement purposes. A reconciliation between the financial statement net income and the net income for tax purposes follows:

                                                                            For the Year Ended December 31,

                                                                     1996                     1995
                                                            -------------            -------------
Net income per
         Statement of income                                 $  3,105,703            $   1,630,669
         (Decrease) increase in vacation expense                     (715)                  10,766
         accrual
         Non-deductible bad debt expense                           23,370                   55,403
         Other non-deductible expenses                              1,250                    1,253
         Increase in workers compensation accrual                     120                    2,463
         Excess of book over tax depreciation                     101,069                  347,376
         Investment income accounted for under                   (603,147)                       0
         the equity method for book and not tax

         Tax adjustment on sale of properties                     268,068                        0
         Income from joint ventures                               181,660                   51,970
                                                              -----------              -----------

                  Tax income                                 $  3,077,378             $  2,099,900
                                                              ===========              ===========

The tax basis of the Partner's capital accounts are as follows:

                                                                 For the Year Ended December 31

                                                                     1996                                  1995
                                                            -------------                         -------------

General Partner                                             $        19,024                       $        (11,602)
BUC Holders                                                      22,285,615                             20,515,980
                                                            -------------------                   -------------------
                                                            $    22,304,639                       $     20,504,378
                                                            ===================                   ===================


The basis of property and equipment, net of accumulated depreciation, for Federal income tax purposes was $13,504,827 and $18,192,768 at December 31, 1996 and 1995, respectively.

In the event the Partnership is taxed as a corporation because it is "publicly traded" under Section 7704 of the Internal Revenue Code of 1986, then the Partnership would be taxed at corporate rates on all of its taxable income and distributions to the BUC holders would be treated as fully taxable dividends to the extent of current and accumulated earnings and profits, while distributions in excess of current and accumulated earnings and profits would be treated as the nontaxable return of capital to the extent of each BUC holder's basis in the BUCs. Partnership management does not believe the Partnership will be taxed as "publicly traded" for fiscal 1996 based on its interpretation of Section 7704 and no provision for income taxes has been reflected in the accompanying consolidated statements of income. No ruling has been requested from the Internal Revenue Service regarding this matter and there can be no certainty as to the ultimate outcome of this matter at this time.

9. TRANSACTIONS WITH RELATED PARTIES:
   ---------------------------------

In accordance with the partnership agreement, the general partner, RLC does not receive any fees from the Partnership but may be reimbursed by the Partnership for any actual costs and expenses incurred in connection with the operations of the Partnership. All projects are managed by affiliates of RLC. Partnership expenses incurred by RLC and affiliates, which were reimbursed and expensed by the Partnership for the years ended December 31, 1996 and 1995, were $332,438 and $430,329, respectively. Management fees reimbursed and expensed by the Partnership to an affiliate of RLC for the years ended December 31, 1996 and 1995 were $ 987,104 and $986,877, respectively.

All property employees are paid by an affiliate of RLC. Reimbursed gross payroll and health insurance premiums, which were expensed by the Partnership in 1996 and 1995, were $5,254,495 and $5,213,246, respectively.

Amounts due RLC and affiliates at December 31 are as follows:

                                      1996                        1995
                                  -------------               -------------

Payroll and health  insurance     $    218,905                 $ 213,239
Overhead reimbursement                  29,781                    38,817
Management fees                          3,494                      (269)
                                   -----------                  --------
                                  $    252,180                 $ 251,787
                                   ===========                  ========


In 1995, an affiliate of RLC received a 2% financing fee of $110,000 in connection with increasing the Partnership's mortgage loan commitment.

In connection with the extension of the Silver Lakes mortgage, an affiliate of RLC received $40,453 and $20,830 in 1996 and 1995, respectively, as a financing fee.

In May 1995, the Partnership contracted with Quality Home Care, Inc., an affiliate of RLC, to provide nursing services to the assisted living residents at the Harrison facility. The contract was executed to comply with certain state regulations. As part of the contract, the Partnership has transferred its share of assisted living revenues and expenses for the Harrison to Quality Home Care, Inc. resulting in an approximate decrease of $63,000 in net annualized profits.

In April 1996, an affiliate of RLC recognized a $878,592 gain on the Partnership's purchase of HealthCare Properties, L.P. limited partnership interests. (See Note 10.)

Upon sale of The Silver Lakes and Lakeridge Apartments in November, 1996 an affiliate of RLC received a $79,883 brokerage fee.

In addition, a 50% partner in RLC is chairman of the board of a bank where the Partnership holds the majority of its operating cash accounts.

The general partner and managing agent of HealthCare Properties, L.P. and NHP Retirement Housing Partners I, L.P. is an affiliate of RLC. (See Note 10.)

10.      ACQUISITION AND DISPOSITION OF INVESTMENTS:
         ------------------------------------------

During 1996 and 1995, the Partnership made various purchases of limited partnership interests in HealthCare Properties, L.P. During 1996 and 1995, the Partnership paid $3,200,685 and $308,825, respectively, for partnership interests in HealthCare Properties, L.P. As of December 31, 1996, the Partnership has cumulatively paid $3,509,510 for a 31% ownership in HealthCare Properties, L.P., which owns a portfolio of 8 nursing home facilities.

In the second quarter of 1996, 9.36% in limited partnership interests in HealthCare Properties, L.P. was purchased from Capital Realty Group Senior Housing, Inc. (CRGSH), an affiliate of RLC, who had acquired the interests in 1993. The Partnership paid $1,269,077 to such affiliate, who recognized a $878,592 gain on the transaction. Because of this purchase, the Partnership exceeded 20% ownership and changed its method of accounting from the cost method to the equity method. The change resulted in recognizing $3,519,315 of deferred income for the difference between cost and the underlying equity in HealthCare Properties, L.P, which is being amortized over 20 years. The fair value of the Partnership's investment in HealthCare Properties, L.P. is $5,171,626 at December 31, 1996.

Summary financial information regarding financial position and results of operations of HealthCare Properties, L.P. as of December 31 and for the years then ended, is summarized below.

                                                                              1996                             1995
                                                                     ------------------               -------------

Cash                                                                 $        8,995,455               $   7,606,857
Property and equipment, net                                                  22,112,619                  25,251,255
Other assets                                                                  1,379,473                     954,174
                                                                     ------------------              --------------
Total assets                                                         $        32,487,547              $  33,812,286
                                                                     ===================              =============

Liabilities                                                          $        1,115,508               $   1,609,403
Mortgage loans                                                                7,207,414                   9,775,601
Equity                                                                        24,164,625                 22,427,282
                                                                     -------------------              -------------
Total liabilities and equity                                         $        32,487,547              $  33,812,286
                                                                     ===================              =============

Net revenue                                                          $        8,047,721               $   7,181,604
                                                                     ==================               =============
Net income                                                           $        1,737,343               $   1,250,333
                                                                     ==================               =============

During 1996 and 1995, the Partnership made various purchases of outstanding Pension Notes of NHP Retirement Housing Partners I L.P. During 1996 and 1995, the Partnership paid $199,158 and $587,580, respectively, for purchases of Pension Notes. As of December 31, 1996, the Partnership has cumulatively paid $786,738 for a 4.2% ownership of outstanding Pension Notes of NHP Retirement Housing Partners I L.P. NHP Retirement Housing Partners I L.P. owns a portfolio of 5 independent living retirement facilities. The Pension Notes bear simple interest at 13% per annum. Interest of 7% is paid quarterly, with the remaining 6% interest deferred. Deferred interest and principal matures on December 31, 2001. The Partnership is not accruing the deferred interest on the Pension Notes due to uncertainties regarding their ultimate realization. The ultimate realization of the Pension Notes is expected to be based primarily upon the value of the underlying properties. During 1996, the Partnership paid $1,364 for a 3.1% ownership of limited partnership interests in NHP Retirement Housing Partners I, L.P.

The Partnership accounts for the investments in NHP Retirement Housing Partners I, L.P. (NHP) at cost and classifies them as held to maturity. The fair value of the investments in NHP is $1,177,150 at December 31, 1996.

Subsequent to year end and through March 27, 1997, the Partnership is committed to purchase approximately $1,336,630 for an additional investment in HealthCare Properties, L. P. interests and has disbursed $7,868,820 for an additional investment in Pension Notes of NHP Retirement Housing Partners I, L.P. These purchases bring the Partnership's ownership of HealthCare Properties, L.P. interests to 37.5% and 25.3% for NHP Retirement Housing I, L.P. Pension Notes.

11.      REPURCHASE OF BENEFICIAL UNIT CERTIFICATES
         ------------------------------------------

The Partnership purchased 91,854 beneficial unit certificates for $1,262,355 during 1996, at an average cost of $13.74 per unit.

                                                    EXHIBIT LIST
                                                                                                         Page Nos.
                                                                                                         In This
Exhibit    Description                                                                                   Filing
-------    -------------------------------------------------                                             ------


3-A Articles of Incorporation of Retirement Living Fiduciary Corporation, filed as Exhibit 3-A to Amendment No. 3 to the Partnership's 1933 Act Registration Statement on Form S-11 under Registration No. 33-3157 filed with the Commission on March 31, 1986, and incorporated herein by reference.

3-B By-Laws of Retirement Living Fiduciary Corporation filed as Exhibit 3-B to Amendment No. 3 to the Partnership's 1933 Act Registration Statement on Form S-11 under Registration No. 33-3157 filed with the Commission on March 31, 1986, and incorporated herein by reference.

4-A  Agreement of Limited  Partnership  and  Certificate  of  Retirement  Living
     Tax-Exempt Mortgage Fund Limited Partnership filed as Exhibit 4-A to Amendment No. 3 to the Partnership's 1933 Act Registration Statement on Form S-11 under Registration No. 33-3157 filed with the Commission on March 31, 1986, and incorporated herein by reference.

4-B Amended and Restated Agreement of Limited Partnership of Retirement Living Tax-Exempt Mortgage Fund Limited Partnership filed as Exhibit 4-B to the Partnership's 1986 Form 10-K Annual Report filed with the Commission on March 31, 1987, and incorporated herein by reference.

4-C Form of Beneficial Unit Certificates, filed as Exhibit 4-C to Amendment No. 3 to the Partnership's 1933 Act Registration Statement on Form S-11 under Registration No. 33-3157 filed with the Commission on March 31, 1986, and incorporated herein by reference.

4-D Amendment Number 1 to amended and restated agreement of Limited Partnership dated March 6, 1991, filed as Exhibit 4-D to the Partnership's 1990 Form
     10-K Annual Report filed with the Commission on April 12, 1991, and incorporated herein by reference.

4-E Certificates of Limited Partnership and Limited Partnership Agreements of Retirement Partnership, Ltd. and Valley View Partnership, L.P., filed as
     Exhibit 4-E to the Partnership's 1990 Form 10-K Annual Report filed with the Commission on April 12, 1991, and incorporated herein by reference.

4-F Amended and Restated Certificate of Limited Partnership of the Partnership dated effective January 11, 1993 filed as Exhibit 4-F to the Partnership's 1992 Form 10-K Annual Report filed with the Commission and incorporated herein by reference.

4-G Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 24, 1992 filed as Exhibit 4-G to the Partnership's 1992 Form 10-K Annual Report filed with the Commission and incorporated herein by reference.

10-A Asset Purchase Agreement between Congregate Housing  Partnership of Canton, in Indiana general partnership, Congregate Housing Partnership of Cottonwood, an Indiana general partnership, Congregate Housing Partnership of Indianapolis, an Indiana general partnership, Sanibel Investment Co., an Indiana general partnership, Congregate Housing Partnership of Merrillville, an Indiana general partnership, and Congregate Housing Partnership, an Indiana general partnership, Retirement Living Partnership, Ltd., a Texas limited partnership, and Valley View Partnership, a Texas limited partnership and Retirement Living Tax-Exempt Mortgage Fund Limited Partnership, a Delaware limited partnership filed as Exhibit 2-A to the Partnership's 1990 Form 10-K Annual Report filed with the Commission on April 12, 1991, and incorporated herein by reference.

10-B First Amendment of Asset Purchase Agreement (filed as Exhibit 10-A) dated effective September 11, 1991, filed as Exhibit 2 to the Partnership's Current Report on Form 8-K dated September 25, 1991, and incorporated herein by reference.

10-C Real Estate Sales Contract dated effective September 11, 1991, relating to acquisition of the Village Green I Apartments, filed as Exhibit 3 to the Partnership's Current Report on Form 8-K dated September 25, 1991, and incorporated herein by reference.

10-D Banc One Mortgage  Corporation  letter dated  September 11, 1991  regarding
     Village Green I Apartments, filed as Exhibit 4 to the Partnership's Current Report on Form 8-K dated September 25, 1991, and incorporated herein by reference.

10-E Modification,   Consolidation  and  Extension  Mortgage  Note  between  EFB
     Development Company and Retirement Partnership, Ltd. and Banc One Mortgage Corporation, dated December 6, 1991, filed as Exhibit 10-E to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-F Management  Agreement dated  effective  August 28, 1991 relating to Village
     Green I Apartments, filed as Exhibit 5 to the Partnership's Current Report on Form 8-K dated September 25, 1991, and incorporated herein by reference.

10-G Warranty Deed executed by Retirement Partnership, Ltd. which conveys to the Partnership the real estate known as Canton Regency Retirement Community, filed as Exhibit 10-G to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-H Warranty Deed executed by Retirement Partnership, Ltd. which conveys to the Partnership the real estate known as Towne Centre Retirement Community, filed as Exhibit 10-H to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-I Warranty Deed executed by Retirement Partnership, Ltd. which conveys to the Partnership the real estate known as The Harrison Retirement Community, filed as Exhibit 10-I to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-J Warranty Deed executed by Retirement  Partnership,  Ltd.  which conveys the
     Partnership the real estate known as Cottonwood Village Retirement Community, filed as Exhibit 10-J to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-K Warranty Deed executed by Retirement Partnership, Ltd. which conveys to the Partnership the real estate known as Village Green Apartments Phase II, filed as Exhibit 10-K to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-L Management Agreement Dated September 11, 1991, between Capital Realty Group
     Senior Housing, Inc. and Retirement Partnership, Ltd. for the property management services relating to the Canton Regency Retirement Community, filed as Exhibit 10-L to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-M Management Agreement Dated September 11, 1991, between Capital Realty Group
     Senior Housing, Inc. and Retirement Partnership, Ltd. for the property management services relating to the Towne Centre Retirement Community, filed as Exhibit 10-M to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-N Management Agreement Dated September 11, 1991, between Capital Realty Group
     Senior Housing, Inc. and Retirement Partnership, Ltd. for the property management services relating to The Harrison Retirement Community, filed as
     Exhibit 10-N to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-O Management Agreement Dated September 11, 1991, between Capital Realty Group
     Senior Housing, Inc. and Retirement Partnership, Ltd. for the property management services relating to the Cottonwood Village Retirement Community, filed as Exhibit 10-O to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-P Three  Management  Agreements  Dated March 1, 1991,  between Capital Realty
     Group Management, Inc. and Congregate Housing Partnership of Indianapolis, Capital Realty Group Management, Inc. and Congregate Housing Partnership of Cottonwood, Capital Realty Group Management, Inc. and Sanibel Investment Company, filed as Exhibit 10-K to the Partnership's 1990 Form 10-K Annual Report filed with the Commission on April 12, 1991, and incorporated herein by reference.

10-Q Management Agreement Dated September 11, 1991, between Capital Realty Group
     Management, Inc. and Retirement Partnership, Ltd. for the property management services relating to Village Green Apartments Phase II, filed as
     Exhibit 10-Q to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-R Management  Agreement Dated December 6, 1991,  between Capital Realty Group
     Management, Inc. and Retirement Partnership, Ltd. for the property management services relating to Village Green Apartments Phase I, filed as
     Exhibit 10-R to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-S Management Agreement Dated September 11, 1991, between Capital Realty Group
     Management, Inc. and Retirement Partnership, Ltd. for the property management services relating to Village Green Apartments Phase II, filed as
     Exhibit 10-S to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-T Management  Agreement  Dated January 1, 1992,  between Capital Realty Group
     Senior Housing, Inc. and the Partnership for the property management services relating to the Canton Regency Retirement Community, filed as
     Exhibit 10-T to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-U Management  Agreement  Dated January 1, 1992,  between Capital Realty Group
     Senior Housing, Inc. and the Partnership for the property management services relating to the Towne Centre Retirement Community, filed as
     Exhibit 10-U to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-V Management  Agreement  Dated January 1, 1992,  between Capital Realty Group
     Senior Housing, Inc. and the Partnership for the property management services relating to The Harrison Retirement Community, filed as Exhibit 10-V to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-W Management  Agreement  Dated January 1, 1992,  between Capital Realty Group
     Senior Housing, Inc. and the Partnership for the property management services relating to the Cottonwood Village Retirement Community, filed as
     Exhibit 10-W to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-X Congregate  Housing   Partnership,   Inc.  Assignment  of  its  eleven  and
     two-thirds (11.6667%) percent interest in Encore Retirement Partners,  Ltd.
     - 1985 to Retirement Partnership, Ltd., dated April 1991, filed as Exhibit 10-X to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

     Retirement Partnership, Ltd. Assignment of its eleven and two-thirds (11.6667%) percent interest in Encore Retirement Partners, Ltd. - 1985 to the Partnership, dated January 1, 1992, filed as Exhibit 10-X to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

10-Y Beck Trophy Club, L.P. Partnership Agreement dated November 28, 1993 filed as Exhibit 10-Y to the Partnership's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993, and incorporated herein by reference.

10-Z Beck Trophy Club,  L.P.  Resale  Agreement  dated December 3, 1993 filed as
     Exhibit 10-Z to the Partnership's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993, and incorporated herein by reference.

10-AAAssignment of Limited Partnership  Interest and Second Amendment to Limited
     Partnership  Agreement  of Beck  Properties  Trophy  Club,  L.P.,  filed as
     Exhibit 10-AA to the Partnership's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, and incorporated herein by reference.

*10-BB Management  agreement  dated February 1, 1995 between the Partnership and
     CSL relating to The Harrison at Eagle Valley.

*10-CC Management  Agreement  dated February 1, 1995 between the Partnership and
     CSL relating to Towne Centre.

*10-DD Management  Agreement  dated February 1, 1995 between the Partnership and
     CSL relating to Cottonwood Village.

*10-EE Management  Agreement  dated February 1, 1995 between the Partnership and
     CSL relating to Canton Regency Retirement Community.

*21  List of Subsidiaries.

*27  Financial Data Schedule required by Item 601 of Regulation S-B.

28-A Orders  appointing  Capital Realty Group  Management,  Inc. as receiver for
     Congregate Housing Partnership of Merrillville and Congregate Housing Partnership of Canton, filed as Exhibit 28-A to the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.

99   HealthCare Properties, L.P. financial statements at December 31, 1996.

*  Filed herewith.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                 CAPITAL SENIOR LIVING COMMUNITIES, L.P.

                 By:  RETIREMENT LIVING COMMUNITIES
                       General Partner

                          By:  CAPITAL RETIREMENT GROUP, INC.
                               General Partner


                                By:  /s/ James A. Stroud
                                   ------------------------------------------
                                     James A. Stroud, Chief Operating Officer


Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ James A. Stroud
-----------------------------               Chief Operating Officer                  March 31, 1997
James A. Stroud                             and Director (Chief financial
                                            and accounting officer)


/s/ Jeffrey L. Beck
-----------------------------               Chief Executive Officer                  March 31, 1997
Jeffrey L. Beck


                              LIST OF SUBSIDIARIES



1.      Retirement Partnership, Ltd., a Delaware Limited Partnership, 99% owned.

2.     HealthCare Properties, L.P., a Delaware Limited Partnership, 37.5% owned.

                              List of Subsidiaries
                                  (Exhibit 21)

        Assignment of Limited Partnership Interest and Second Amendment to Limited Partnership Agreement of Beck Properties Trophy Club, L.P. (Exhibit 10-AA)

                                   Exhibit 99


                  HEALTHCARE PROPERTIES, L.P. AND SUBSIDIARIES
                        (A Delaware Limited Partnership)

                        Consolidated Financial Statements

                        December 31, 1996, 1995 and 1994


                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Partners
HealthCare Properties, L.P.:


We have audited the accompanying consolidated balance sheets of HealthCare Properties, L.P. and subsidiaries (a Delaware limited partnership) as of
December  31,  1996  and  1995,  and  the  related  consolidated  statements  of operations, partnership equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HealthCare Properties, L.P. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.




                                                          KPMG Peat Marwick LLP



Dallas, Texas
February 7, 1997, except as to the fifth paragraph of note 4, which is as of March 21, 1997

                  HEALTHCARE PROPERTIES, L.P. AND SUBSIDIARIES
                        (A Delaware Limited Partnership)

                           Consolidated Balance Sheets

                           December 31, 1996 and 1995

                                    Assets                                        1996                1995
                                    ------                                        ----                ----

Cash and cash equivalents                                                   $   8,995,455        7,606,857

Accounts receivable, less allowance for doubtful accounts of
    of $4,225,811 in 1996 and $3,489,937 in 1995 (notes 6 and 9)                  794,234          210,409

Prepaid expenses                                                                   85,295          129,714

Property and improvements, net (notes 3, 4 and 5)                              22,112,619       25,251,255

Deferred charges, less accumulated amortization of $765,409 in
    1996 and $734,146 in 1995                                                     499,944          614,051
    ----     --------    ----                                                  ----------       ----------
                                                                               32,487,547       33,812,286

                      Liabilities and Partnership Equity

Accounts payable and accrued expenses (note 4)                                 $1,004,204        1,526,209

Operating facility accounts payable                                               211,304           83,194

Mortgage loans payable - in default (note 4)                                            -        2,068,539

Mortgage loans payable (note 4)                                                 7,207,414        7,707,062
                             -                                                  ---------        ---------
                                                                                8,422,922       11,385,004
                                                                                ---------       ----------

Partnership equity (deficit):
     Limited partners (4,172,457 units)                                        24,058,684       22,449,617
     General partner                                                                5,941          (22,335)
                                                                                ---------       ----------
                                                                               24,064,625       22,427,282
Commitments and contingencies (note 4)
                                                                               ----------       ----------
                                                                              $32,487,547      $33,812,286
                                                                              ===========      ===========
See accompanying notes to consolidated financial statements.



                                   HEALTHCARE PROPERTIES, L.P. AND SUBSIDIARIES
                                         (A Delaware Limited Partnership)

                                       Consolidated Statements of Operations

                                   Years ended December 31, 1996, 1995 and 1994

                                                                  1996              1995               1994
                                                                  ----              ----               ----
Revenues (notes 5, 6 and 9):
    Net patient service                                         $ 2,969,991       3,268,800         6,698,751
    Rental                                                        4,590,113       5,100,085         5,296,655
    Other income                                                          -          50,139           579,075
                                                                  ---------       ---------         ---------
                                                                  7,560,104       8,419,024        12,574,481
Expenses:                                                         ---------       ---------        ----------
    Facility operating expenses                                   2,727,909       3,238,004         6,597,068
    Depreciation                                                  1,418,293       1,721,605         1,911,876
    Fees to affiliates (note 7)                                   1,275,833       1,279,428         1,581,765
    Bad debts                                                       875,143       1,585,555           919,737
    Lease default expenses                                          114,523         286,108           453,140
    Administrative and other                                        192,385         114,625           222,055
                                                                    -------         -------           -------
                                                                  6,604,086       8,225,325        11,685,641
                                                                  ---------       ---------        ----------
                Income from operations                              956,018         193,699           888,840
                                                                    -------         -------           -------

Other income (expense):
    Interest income                                                 239,215         185,650           102,511
    Interest expense                                               (784,092)     (1,324,845)       (1,645,647)
    Amortization                                                   (114,107)       (171,265)         (195,782)
    Gain (loss) on disposition of operating
      properties, net (note 3)                                      387,617      (1,237,420)                -
    Loss due to reduction of carrying value of
      operating properties (note 3)                                       -               -         (2,185,381)
                                                                   --------      ----------         ----------
                                                                   (271,367)     (2,547,880)        (3,924,299)
                                                                   --------      ----------         ----------
                Income (loss) before extraordinary item             684,651      (2,354,181)        (3,035,459)
                                                                    -------      ----------         ----------

Extraordinary gain on disposition of
    operating properties (note 3)                                   952,692       3,604,514                  -
                               -                                    -------       ---------        -----------
                Net income (loss)                               $ 1,637,343       1,250,333         (3,035,459)
                                                                -----------       ---------         ----------

Allocation of net income (loss):
    Limited partners                                            $ 1,609,067         960,336         (2,974,750)
    General partners                                                 28,276         289,997            (60,709)
                                                                     ------         -------            -------
                                                                $ 1,637,343       1,250,333         (3,035,459)
                                                                ===========       =========         ==========

Per unit:
    Income (loss) before extraordinary item                     $       .16            (.56)              (.71)
    Extraordinary gain                                                  .23             .79                  -
                                                                        ---             ---                 ---
    Net income (loss)                                           $       .39             .23               (.71)
                                                                ===========             ===               ====
    Distributions                                               $         -               -                  -

Weighted average number of units                                  4,172,457       4,172,457          4,172,457
                                                                  =========       =========          =========

See accompanying notes to consolidated financial statements.

                                   HEALTHCARE PROPERTIES, L.P. AND SUBSIDIARIES
                                         (A Delaware Limited Partnership)

                                   Consolidated Statements of Partnership Equity

                                   Years ended December 31, 1996, 1995 and 1994



                                                               Limited              General
                                                               Partners             Partner               Total
                                                               --------             -------               -----

Equity at December 31, 1993                              $ 24,464,031             (251,623)            24,212,408

    Net loss                                              (2,974,750)              (60,709)            (3,035,459)
                                                          ----------               -------             ----------
Equity at December 31, 1994                               21,489,281              (312,332)            21,176,949

    Net income                                               960,336               289,997              1,250,333
                                                             -------               -------              ---------
Equity at December 31, 1995                               22,449,617               (22,335)            22,427,282

    Net income                                             1,609,067                28,276              1,637,343
                                                           ---------                ------              ---------
Equity at December 31, 1996                              $24,058,684                 5,941             24,064,625
                                                          ===========                 =====             ==========


See accompanying notes to consolidated financial statements.

                                   HEALTHCARE PROPERTIES, L.P. AND SUBSIDIARIES
                                         (A Delaware Limited Partnership)
                                       Consolidated Statements of Cash Flows
                                   Years ended December 31, 1996, 1995 and 1994

                                                                        1996           1995             1994
                                                                        ----           ----             ----
Cash flows from operating activities:
    Net income (loss)                                             $ 1,637,343       1,250,333        (3,035,459)
    Adjustments to reconcile net income (loss) to
      net cash provided by operating activities:
        Depreciation and amortization                               1,532,400       1,892,870         2,107,658
        Bad debts                                                     875,143       1,585,555           919,737
        (Gain) loss on disposition of operating
          properties, net                                            (387,617)      1,237,420                 -
        Extraordinary gain on disposition of operating
          properties                                                 (952,692)     (3,604,514)                -
        Loss due to reduction of carrying value of
          operating properties                                              -               -         2,185,381
        Changes in assets and liabilities, net of
          effects of property dispositions:
            Accounts receivable                                    (1,458,968)     (1,228,720)         (850,301)
            Prepaid expenses                                           43,647          39,406           (11,473)
            Accounts payable and accrued expenses                     443,384         (89,940)        1,018,878
                                                                      -------         -------         ---------
                  Net cash provided by operating activities         1,732,640       1,082,410         2,334,421
                                                                    ---------       ---------         ---------

Cash flows from investing activities:
    Purchases of property and improvements                            (21,969)           (760)         (514,406)
    Proceeds from sale of property                                  2,246,114       2,958,287                 -
    Cash forfeiture on disposition of property held in
      receivership                                                          -         (67,969)                -
                  Net cash provided by (used in)                    ---------       ----------         --------
                    investing activities                            2,224,145       2,889,558          (514,406)
                                                                    ---------       ---------          --------

Cash flows from financing activities - payments on
    mortgage loans payable                                         (2,568,187)     (1,971,385)         (444,352)
                                                                   ----------      ----------          --------

Net increase in cash and cash equivalents                           1,388,598       2,000,583         1,375,663
Cash and cash equivalents at beginning of year                      7,606,857       5,606,274         4,230,611
                                                                    ---------       ---------         ---------
Cash and cash equivalents at end of year                          $ 8,995,455       7,606,857         5,606,274
                                                                   ----------       ---------         ---------

Cash paid for interest                                            $   716,910         850,747           981,346
                                                                   ==========         =======           =======


See accompanying notes to consolidated financial statements.


                  HEALTHCARE PROPERTIES, L.P. AND SUBSIDIARIES
                        (A Delaware Limited Partnership)

                   Notes to Consolidated Financial Statements

                        December 31, 1996, 1995 and 1994


(1)    General
       -------

     HealthCare Properties, L.P., is a Delaware limited partnership established for the purpose of acquiring, leasing and operating existing or newly constructed long-term health care properties. These properties are operated by the Partnership or are leased to qualified operators who provide specialized health care services. Effective July 1, 1993, Capital Realty Group Senior Housing, Inc. (CRG) became the sole general partner of the Partnership. Effective February 1, 1995, Capital Senior Living, Inc.,
     (CSL), an affiliate of CRG became the managing agent for the Partnership replacing CRG, which had been managing agent since July 1, 1992.

     At December 31, 1995, CRG owned approximately 9% of the Partnership's limited partner units. During 1996, Capital Senior Living Communities, L.P.
     (CSLC), an affiliate of CRG, acquired CRG's 9% interest in the Partnership. In addition, CSLC purchased approximately 16% of the limited partner units from unaffiliated limited partners. At December 31, 1996 and 1995, CSLC owned approximately 31% and 6% of the Partnership's limited partner units, respectively.

     The consolidated financial statements as of and for the years ended December 31, 1995 and 1994 include the accounts of the Partnership and its wholly owned subsidiaries, Danville Care, Inc., Foothills Care, Inc., Countryside Care, Inc. and Countryside Care, LP. In addition, the consolidated financial statements as of and for the year ended December 31, 1996 include the accounts of the Partnership's wholly owned subsidiary, Cambridge Nursing Home Limited Liability Company (Cambridge LLC), which began operating Cambridge Nursing Home effective August 1, 1996 (see note
     6). All significant intercompany accounts and transactions have been eliminated in consolidation.

     At December 31, 1996, 1995 and 1994, the status of the Partnership's properties was as follows:

                                                                 1996        1995        1994
                                                                 ----        ----        ----


Operated under bankruptcy and managed by CSL                      -           1           1


Leased to unaffiliated operators on a triple net basis            7           7           8


Operated by subsidiaries of the Partnership and
    managed by CSL                                                1           1           2


Operated and managed under receivership by
    an unaffiliated operator                                      -           -           1
                                                                 --          --           --
                                                                  8           9           12
                                                                  =           =           ==


     During 1996, one of the properties (Countryside) operated by a subsidiary of the Partnership was sold to an unrelated third party. Additionally, during 1996, the operations of the property (Cambridge) previously operated under bankruptcy and managed by CSL were transferred to Cambridge LLC. CSL continues to manage this property (see note 6). During 1995, one of the Partnership's leased properties was sold to an unrelated third party and the deeds for two of the Partnership's operated properties were transferred to the noteholders in lieu of foreclosure (see note 3).

(2)    Summary of Significant Accounting Policies
       ------------------------------------------

     Property and improvements are stated at cost. The Partnership adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996.
     This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. The fair value is based on either the expected future cash flows discounted at a rate which varies based on associated risk or an independent third-party appraisal. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Partnership's 1996 financial position or results of operations.

     Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, using declining-balance and straight-line methods, as follows: buildings and improvements, 25 to 31 years; furniture, fixtures and equipment, 5 to 10 years.

     The financial statements and federal income tax returns are prepared on the accrual method of accounting and include only those assets and liabilities and results of operations which relate to the business of the Partnership and its wholly owned subsidiaries. No provision has been made for federal and state income taxes since such taxes are the responsibility of the individual partners. Although the Partnership's subsidiaries file federal corporate income tax returns, none of the subsidiaries had significant net income for financial reporting or income tax purposes in 1996, 1995 or 1994. Accordingly, no provision has been made for federal and state income taxes for these subsidiaries in 1996, 1995 or 1994.

     Net income (loss) of the Partnership and taxable income (loss) are generally allocated 98% to the limited partners and 2% to the general partner. The net income of the Partnership from the disposition of a property is allocated (i) to partners with deficit capital accounts on a pro rata basis (ii) to limited partners until they have been paid an amount equal to the amount of their Adjusted Investment (iii) to the limited partners until they have been allocated income equal to their 12% Liquidation Preference, and (iv) thereafter, 80% to the limited partners and 20% to the general partner. The net loss of the Partnership from the disposition of a property is allocated (i) to partners with positive capital accounts on a pro rata basis and (ii) thereafter, 98% to the limited partners and 2% to the general partner. Distributions of available cash flow are generally distributed 98% to the limited partners and 2% to the general partner, until the limited partners have received an annual preferential distribution, as defined. Thereafter, available cash flow is distributed 90% to the limited partners and 10% to the general partner. No distributions were made in 1996, 1995 or 1994.

     Deferred charges primarily represent initial fees and other costs incurred in negotiating leases and mortgage loans payable. These costs are being amortized using the straight-line method over the lives of the related leases or mortgage loans.

     Net patient service revenue is reported at the estimated net realizable amounts due from residents, third-party payors, and others for service rendered. Revenue under third-party payor agreements is subject to audit and retroactive adjustment. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued and interim and final settlements are reported in operations in the year of settlement.

     The Partnership records accounts receivable for contingent rentals and past due rents only when circumstances indicate a substantial probability of collection. Existing receivables are reserved to the extent collection is deemed doubtful by the Partnership's management. Deductions to the allowance for doubtful accounts were $45,682, $29,953 and $32,426 for 1996, 1995 and 1994, respectively.

     The Partnership classifies all highly liquid investments with original maturities of three months or less as cash equivalents.

     Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these consolidated financial statements. Actual results could differ from those estimates.

(3)    Property and Improvements
       -------------------------
       Property and improvements consist of:

                                                                               December 31

                                                                          1996               1995

Land                                                              $   3,145,803            3,570,802
Buildings and improvements                                           31,397,383           34,467,946
Furniture, fixtures and equipment                                     1,603,965            1,851,124
                                                                      ---------            ---------
                                                                     36,147,151           39,889,872
Allowance for reduction in carrying value of
     operating properties                                            (2,185,381)          (3,026,898)
                                                                     ----------           ----------
                                                                     33,961,770           36,862,974
Less accumulated depreciation                                        11,849,151           11,611,719
                                                                     ----------           ----------
                                                                   $ 22,112,619           25,251,255
                                                                   ============           ==========

                  HEALTHCARE PROPERTIES, L.P. AND SUBSIDIARIES
                        (A Delaware Limited Partnership)

                   Notes to Consolidated Financial Statements


       The following property dispositions occurred during 1996 and 1995:

                                  Net property      Mortgage
                                      and             loans                           Net        Net gain on
                                  improvements       payable         Other         proceeds      disposition
                                  ------------       -------         -----         --------      -----------
1996:
-----
    Sale of Countryside
       on May 1, 1996           $ 1,742,401      (2,068,539)       (987,804)       (26,367)      1,340,309
                                ===========      ==========        ========        =======       =========

1995:
    Sale of Heritage
       Manor on July 5,
       1995                     $ 2,530,645      (1,500,000)         63,857     (1,458,287)        363,785
    Deed transferred to
       noteholder in
       lieu of fore-
       closure:
         Foothills                2,122,178      (2,360,895)       (872,587)            -        1,111,304
         Diablo/Tamarack          2,071,334      (2,160,787)       (802,552)            -          892,005
                                  ---------      ----------        --------     ----------       ---------
                                $ 6,724,157      (6,021,682)     (1,611,282)    (1,458,287)      2,367,094
                                ===========      ==========      ==========     ==========       =========

     "Other" consists primarily of disposition costs, accrued interest payable and deferred charges (prepaid loan fees).

     The Countryside property was sold to an unrelated third-party investor on May 1, 1996 for $2,246,114. The resulting net gain is comprised of (1) an ordinary gain of $387,617 representing the difference between the carrying value of the property and the sales proceeds and (2) an extraordinary gain of $952,692 representing the difference between the agreed-upon cash settlement with the lender and the mortgage loan payable including accrued interest payable.

     The Heritage Manor property was sold on July 5, 1995 to an unrelated third-party investor for $3,075,000. With the proceeds, the Partnership paid the $1,500,000 mortgage loan balance. The resulting net gain of $363,785 represents the difference between the carrying value of the property and the sales proceeds.

     The deed to the Diablo/Tamarack property was transferred to the noteholder in lieu of foreclosure on July 31, 1995. The resulting net gain is comprised of (1) an ordinary loss of $686,770 representing the difference between the carrying value and the fair value of the property and, (2) an extraordinary gain of $1,578,775 representing the difference between the fair value of the property, and the mortgage loan payable including accrued interest payable.


                                                      (Continued)

                  HEALTHCARE PROPERTIES, L.P. AND SUBSIDIARIES
                        (A Delaware Limited Partnership)

                   Notes to Consolidated Financial Statements


       Effective December 1, 1994, the Foothills property was placed in receivership. The deed to the property was subsequently transferred to the noteholder in lieu of foreclosure on JulyE19, 1995. The resulting net gain is comprised of (1) an ordinary loss of $914,435, representing the difference between the carrying value and the fair value of the property and, (2) an extraordinary gain of $2,025,739 representing the difference between the fair value of the property, and the mortgage loan payable including accrued interest payable.

       In 1994, management concluded that the carrying value of its Cambridge property exceeded its estimated fair value. As a result, in the fourth quarter of 1994, this property, which had been carried at $4,185,381, was written down to $2,000,000.

Combined   operating   results  for  Cambridge,   Foothills,   Countryside   and
Diablo/Tamarack follows:

                                                  1996                 1995               1994
                                                  ----                 ----               ----

Net patient service revenue                   $ 2,969,991          3,268,800           6,698,751
                                              -----------          ---------           ---------

Facility operating expenses                     2,727,909          3,238,004           6,597,068
Depreciation                                      248,134            275,815             369,401
Fees to affiliates                                261,517            319,454             650,740
Bad debts                                          79,682            325,921              52,263
Lease default expenses                             35,923            120,258              81,014
                                                3,353,165          4,279,452           7,750,486
                                                ---------          ---------           ---------
Loss from operations                          $  (383,174)        (1,010,652)         (1,051,735)
                                              -----------         ----------          ----------
Interest expense                              $    67,181            457,691             664,306
                                              ===========            =======             =======

       1996 operating results consist of amounts at the Cambridge facility from August 1, 1996 through December 31, 1996 and at the Countryside facility from January 1, 1996 through April 30, 1996. Operating results consist of amounts at the Countryside facility for the year ended DecemberE31, 1995 and at the Diablo/Tamarack facility from January 1, 1995 through July 31, 1995. 1994 operating results consist of amounts at the Countryside and Diablo/Tamarack facilities for the year ended DecemberE31, 1994 and at the Foothills facility from January 1, 1994 through November 30, 1994.

(4)    Mortgage Loans Payable
       ----------------------
Mortgage loans payable consist of the following:

                                                                    1996                1995
                                                                    ----                ----


Mortgage loans payable - in default (note 3)                      $         -        2,068,539

Mortgage loans payable                                              7,207,414        7,707,062
                                                                    ---------        ---------

                  Total mortgage loans payable                    $ 7,207,414         9,775,601
                                                                  ===========         =========


Mortgage loans payable (including $5,865,555 and $6,333,183 due to banks at December 31, 1996 and 1995), bear interest ranging from 6.6% to 10.75% at December 31, 1996 and 6.8% to 10.75% at December 31, 1995. These notes are payable in monthly installments of $101,092 at December 31, 1996 and $94,618 at December 31, 1995, including interest. The notes are secured by properties with net book values aggregating $13,246,635 and $14,004,632 at December 31, 1996 and 1995, respectively. The notes range in maturity from 1997 to 2012.

Mortgage loans payable - in default, consisted of one loan at December 31, 1995, secured by the Countryside property. In 1996, the note secured by the Countryside property was extinguished in connection with the disposition of the property securing the note (see note 3). The note was secured by property with net book value aggregating $1,779,852 at December 31, 1995. The note was in default at December 31, 1995 because of the Partnership's failure to make required debt service payments when due and because of the failure of the former lessee to pay required property taxes to the taxing authorities.

The Partnership had one mortgage loan aggregating $1,062,237 at DecemberE31, 1995 that was in default as a result of not meeting a debt coverage ratio, as defined. Despite this default, the lender waived this ratio requirement through January 1, 1997. At December 31, 1996, the Partnership met the debt coverage ratio. Accordingly, this loan balance is classified as "mortgage loans payable" in the accompanying consolidated balance sheets.

Accrued interest payable related to mortgage loans payable - in default aggregated $766,972 at December 31, 1995.

The Partnership leases four of its properties under a master lease (see note 6). The rentals under the master lease provide additional security for two notes payable used to finance two of the master lease properties. Both of these notes were callable by the lenders at any time between January 1, 1993 and November 30, 1995; however, the lenders agreed not to exercise their call rights prior to maturity on January 31, 1996 as long as the Partnership remained in compliance with the loan agreements. One of the lenders agreed to extend the maturity date of its note to December 1, 2001, pending completion of final loan documents. On March 21, 1997, the other lender agreed not to exercise its call rights until June 30, 1997. The Partnership is currently negotiating the extension of the note until December 1, 2001.

Presented below is a summary of required principal payments on mortgage loans payable. The note callable on June 30, 1997 is included in amounts due currently.


1997                                                               $ 2,568,389
1998                                                                   355,176
1999                                                                   385,309
2000                                                                   273,807
2001                                                                   178,193
2002 and thereafter                                                  3,446,540
                                                                     ---------
                                                                   $ 7,207,414
                                                                   ===========



                                                      (Continued)

          HEALTHCARE PROPERTIES, L.P. AND SUBSIDIARIES
                (A Delaware Limited Partnership)

           Notes to Consolidated Financial Statements


(5)    Leases
       ------

The Partnership leases its property and equipment to tenants under noncancelable operating leases. The lease terms range from 9 to 12 years with options to renew for additional five-year terms and options to purchase the leased property at the current fair market value at the end of the initial lease term. The leases generally provide for contingent rentals based on the performance of the property. Contingent rentals aggregated $192,325, $165,042 and $173,541 in 1996, 1995 and 1994, respectively.

Minimum rentals for the next three years for leases not in default are $3,971,328 per year, subject to change based on changes in interest rates. Minimum rentals are $3,761,262 and $2,858,619 for the years 2000 and 2001. There are no minimum rentals thereafter. Property and improvements less accumulated depreciation attributable to such rentals, amounted to $20,502,517 and $21,671,891 at December 31, 1996 and 1995, respectively.

(6)    Lease Defaults
       --------------

NCA Cambridge, Inc., the lessee of the Partnership's Cambridge Nursing Home (Cambridge) property, petitioned for Chapter 11 bankruptcy protection in 1992. In May 1993, CRG began operating Cambridge under the control of the bankruptcy court pursuant to a settlement agreement with the lessee; however, the results of operations of this property have not been included in the Partnership's consolidated statements of operations for the two years ended December 31, 1995 and from the period January 1, 1996 through July 31, 1996. On August 1, 1996, in accordance with the approval of the bankruptcy court, the operations of Cambridge were transferred to Cambridge LLC, a subsidiary of the Partnership, effectively removing the operations of the property from the jurisdiction of the bankruptcy court. Accordingly, the results of operations of Cambridge are included in the 1996 consolidated statements of operations for the period August 1, 1996 through December 31, 1996.

In connection with this property, the lessee was overpaid for services to Medicaid patients during the period the lessee operated the property. Based on certain interpretations of state regulations, the Partnership could have been liable for approximately $1,400,000 in connection with the recovery of these Medicaid overpayments. During 1995, the Partnership entered into a settlement agreement with the state of Massachusetts, approved by the bankruptcy court, whereby the $1,400,000 became a general, unsecured claim of the bankruptcy estate of NCA Cambridge, Inc., which will be settled through bankruptcy court proceedings. Additionally, as part of the settlement agreement with the state, the Partnership agreed to loan NCA Cambridge, Inc. $590,000 to pay outstanding real property taxes due on the Cambridge property. The Partnership fully reserved for this receivable in 1995.

Four of the Partnership's properties are subject to a master lease with a single operator, HealthSouth Rehabilitation Corp. (HealthSouth). This master lease, as amended, contains a nine-year renewal option and provides for contingent rentals equal to 4% of the revenue differential, as defined, effective January 30, 1997.

During 1994, HealthSouth closed the Partnership's Sandybrook facility. In February 1997, HealthSouth closed the Cedarbrook facility. Despite these closures, HealthSouth has continued making its full lease payments under the terms of the master lease.

Delinquent rentals fully reserved by the Partnership as a result of lease defaults approximated $393,000 in 1996 and $674,000 in 1995 and 1994.

Other income in 1994 primarily consists of $560,000 in recovered  administrative
expenses  owed  the  Partnership   from  the  former  operator  of  two  of  the
Partnership's properties.

(7)    Related Party Transactions
       --------------------------

Approximate fees paid to the general partner and affiliates of the general partner are as follows:

                                                   1996              1995               1994
                                                   ----              ----               ----

Asset management fees                        $    740,000           712,000          731,000
Property management fees                          208,000           252,000          472,000
Administrative and other expenses                 256,000           235,000          266,000
General partner management fees                    72,000            80,000          113,000
                                                   ------            ------          -------
                                              $ 1,276,000         1,279,000        1,582,000
                                              ===========         =========        =========

       A 50% partner in CRG is chairman of the board of a bank where the Partnership holds the majority of its operating cash accounts.

       In connection with the sale of Countryside in 1996, the general partner was paid fees aggregating $66,000. In connection with the sale of Heritage Manor in 1995, the general partner was paid fees aggregating $92,250.

(8)    Income Taxes
       -----------

       Reconciliation of financial statement basis partners' equity to federal income tax basis partners' equity is as follows:

                                                                   Years ended December 31
                                                                   -----------------------

                                                             1996                1995               1994
                                                             ----                ----               ----
Total partners' equity - financial statement
   basis                                              $ 24,064,625         22,427,282         21,176,949
Current year tax basis net earnings
   over (under) financial statement basis                (684,329)         (2,942,675)         2,552,427
Cumulative tax basis net earnings over
   financial statement basis                            5,136,578           8,079,253          5,526,826
                                                        ---------           ---------          ---------
Total partners' equity - federal income
   tax basis                                          $28,516,874          27,563,860         29,256,202
                                                      ===========          ==========         ==========



                                                      (Continued)

                  HEALTHCARE PROPERTIES, L.P. AND SUBSIDIARIES
                        (A Delaware Limited Partnership)

                   Notes to Consolidated Financial Statements


Because many types of transactions are susceptible to varying interpretations under federal and state income tax laws and regulations, the amounts reported above may be subject to change at a later date upon final determination by the taxing authorities.

(9)    Business and Credit Concentrations
       ----------------------------------

The Partnership's eight facilities are located in the southeastern United States, Texas, Indiana and Massachusetts. The four facilities operated by HealthSouth (note 6) are located in the southeastern United States and accounted for approximately $2,367,000 (31%), $2,367,000 (28%) and $2,292,000 (18%) of
Partnership revenues in 1996, 1995 and 1994, respectively. One property leased to an unaffiliated operator accounted for approximately $1,023,716 (14%) and $977,000 (12%) of Partnership revenues in 1996 and 1995, respectively.

The Partnership also derives revenue from Medicaid programs funded by the states of Colorado, California, Michigan and Massachusetts. The Partnership derived 14% of its revenues from the Colorado state program during 1994 and 15% and 11% of its revenues from the Michigan state program in 1995 and 1994, respectively. The Partnership derived 15% of its revenues from the state program in Massachusetts in 1996.

Receivables due from state Medicaid programs aggregated $438,350 and $116,933 at December 31, 1996 and 1995, respectively.

The Partnership does not require collateral or other security to support financial instruments subject to credit risk.

(10)   Fair Value of Financial Instruments
       -----------------------------------

The following methods and assumptions were used to estimate the fair value of each class of financial instruments presented below.

(a)    Cash and Cash Equivalents, Receivables and Payables
      ----------------------------------------------------

     The carrying amount approximates fair value because of the short maturity of these instruments.

 (b)   Mortgage Loans Payable
       ----------------------

     The fair value of the Partnership's mortgage loans payable is calculated by discounting scheduled cash flows through maturity using discount rates that are currently available to the Partnership on other borrowings with similar risk and maturities. Issuance costs and other expenses that would be incurred in an actual borrowing are not reflected in this amount.


                                           Carrying value         Fair value
                                           --------------         ----------
Mortgage loans payable                       $ 7,207,414          7,436,177
                                             ===========          =========

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 FORM 10-QSB

               Quarterly Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


(Mark  One)
[X] Quarterly Report pursuant to Section 13 or 15(d) of the Securities  Exchange
    Act of 1934 For the quarterly period ended June 30, 1997
[ ] Transition  report  under  Section 13 or 15(d) of the  Exchange Act for the transition period
From                                to
     ----------------------------       ---------------------------------

Commission file number 0-14752.
                       -------

                     CAPITAL SENIOR LIVING COMMUNITIES, L.P.
        (Exact name of Small Business Issuer as Specified in Its Charter)


             DELAWARE                                            35-1665759
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

              14160 Dallas Parkway, Suite 300, Dallas, Texas 75240
                    (Address of Principal Executive Offices)


                                 (972) 770-5600
                (Issuer's Telephone Number, Including Area Code)




         Check whether the issuer: (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes x No ___

         Transitional Small Business Disclosure Format  Yes         No     X  .
                                                            ------     -------

PART I   FINANCIAL INFORMATION

Item 1.  Financial Statements

                      CAPITAL SENIOR LIVING COMMUNITIES, LP

                           CONSOLIDATED BALANCE SHEET
                    AS OF JUNE 30, 1997 AND DECEMBER 31, 1996
                    -----------------------------------------


                                             June 30,             December 31,
                                               1997                   1996
                                           (Unaudited)             (Audited)
                                           -----------             ---------

ASSET
-----

PROPERTY AND EQUIPMENT, Net                $ 30,880,583            $ 12,576,523

OTHER ASSETS:
   Cash and cash equivalents                 12,545,226              10,463,887
   Cash, restricted                             169,046                 206,376
   Accounts receivable, net of
     allowance for doubtful accounts
     of $4,420,476 in 1997 and $164,822
     in 1996                                  1,784,254                 373,163
   Prepaid expenses and other                   150,411                  92,302
   Deferred charges, less accumulated
     amortization of $375,551 in 1997
     and $311,938 in 1996                       137,828                 201,440
   Investment in limited partnerships
     (Note 4)                                 9,621,412               8,275,920
                                            -----------            ------------

         Total assets                       $55,288,760            $ 32,189,611
                                            ===========            ============

LIABILITIES AND PARTNERS' CAPITAL
---------------------------------

LIABILITIES:

   Accrued expenses and other
     liabilities                            $ 2,639,448            $  1,303,833
   Customer deposits                            257,948                 248,458
   Notes payable                             12,446,423                       -
                                            -----------            ------------

         Total liabilities                   15,343,819               1,552,291
                                            -----------            ------------

                       See notes to financial statements

DEFERRED INCOME (Note 4)                              -               3,400,684

MINORITY INTEREST                            11,090,370                       -

PARTNERS' CAPITAL:
   General partner                               98,313                  72,526
   Limited partner                                    1                       1
      Beneficial unit certificates,
        1,264,000 issued and 1,117,692
        outstanding                          30,979,364              28,426,464
      Repurchased beneficial unit
      certificates                           (2,223,107)             (1,262,355)
                                           ------------            ------------

         Total partners' capital             28,854,571              27,236,636
                                           ------------            ------------

         Total liabilities and partners'
           capital                         $ 55,288,760            $ 32,189,611
                                           ============            ============



                        See notes to financial statements

                     CAPITAL SENIOR LIVING COMMUNITIES, L.P.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE THREE MONTHS ENDED JUNE 30, 1997 AND 1996

                                   (UNAUDITED)




                                                 Three Months ended June 30,
                                                     1997             1996
                                                     ----             ----

RENTAL AND OTHER INCOME
   Multi-family                                   $         -     $   323,838
   Independent                                      1,899,952       1,811,293
   Assisted Living                                    422,666         398,072
   Nursing                                          3,044,773       1,222,782
   Facility lease income                            1,059,749              -
   Other                                              221,215         221,555
                                                  -----------     -----------
         Total rental and other income              6,648,355       3,977,540


EXPENSES:
   Salaries, wages and benefits                     2,256,889       1,433,670
   Operating and other administrative expenses      2,390,958       1,578,706
   Depreciation and amortization                      471,721         410,853
                                                  -----------     -----------

                  Total expenses                    5,119,568       3,423,229
                                                  -----------     -----------

   Income from operations                           1,528,787         554,311

OTHER INCOME (EXPENSE):
   Interest income                                    645,502          98,741
   Interest expense                                  (212,615)        (56,385)
   Income on investments                                    -         433,520
   Minority interest                                 (156,275)              -
                                                   ----------      ----------

    Total other income (expense)                      276,612         475,876
                                                   ----------      ----------

NET INCOME                                         $1,805,399      $1,030,187
                                                   ==========      ==========

                        See notes to financial statements

NET INCOME ALLOCATION:
   General partner                                 $   18,054      $   10,302
   Beneficial unit certificate holders              1,787,345       1,019,885
                                                   ----------      ----------

                  Total                            $1,805,399      $1,030,187
                                                   ==========      ==========

NET INCOME PER BENEFICIAL UNIT
   CERTIFICATE                                     $     1.56      $      .83
                                                   ==========      ==========

OUTSTANDING BENEFICIAL UNIT
   CERTIFICATES                                     1,117,692       1,226,708
                                                   ==========      ==========




                        See notes to financial statements

                     CAPITAL SENIOR LIVING COMMUNITIES, L.P.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                   (UNAUDITED)




                                                    Six Months ended June 30,
                                                     1997             1996
                                                     ----             ----

RENTAL AND OTHER INCOME
   Multi-family                                   $         -     $   647,588

   Independent                                      3,747,265       3,607,723

   Assisted Living                                    853,078         804,820
   Nursing                                          5,455,527       2,433,406
   Facility lease income                            2,157,973               -

   Other                                              461,410         438,044
                                                  -----------     -----------

         Total rental and other income             12,675,253       7,931,581


EXPENSES:
   Salaries, wages and benefits                     4,506,782       2,889,453
   Operating and other administrative expenses      4,652,228       3,181,565
   Depreciation and amortization                      943,443         818,314
                                                  -----------     -----------

                  Total expenses                   10,102,453       6,889,332
                                                  -----------     -----------

   Income from operations                           2,572,800       1,042,249

OTHER INCOME (EXPENSE):
   Interest income                                    787,696         204,539
   Interest expense                                  (386,347)       (112,959)
   Income on investments                                    -         459,043
   Minority interest                                 (395,462)              -
                                                  -----------     -----------

      Total other income (expense)                      5,887         550,623
                                                  -----------     -----------

NET INCOME                                        $ 2,578,687     $ 1,592,872
                                                  ===========     ===========


                       See notes to financial statements

NET INCOME ALLOCATION:
   General partner                                $    25,787     $    15,929
   Beneficial unit certificate holders              2,552,900       1,576,943
                                                  -----------     -----------

                  Total                           $ 2,578,687     $ 1,592,872
                                                  ===========     ===========

NET INCOME PER BENEFICIAL UNIT
   CERTIFICATE                                    $      2.23     $      1.29
                                                  ===========     ===========

OUTSTANDING BENEFICIAL UNIT
   CERTIFICATES                                     1,117,692       1,226,708
                                                  ===========     ===========




                        See notes to financial statements

                     CAPITAL SENIOR LIVING COMMUNITIES, L.P.

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                   (UNAUDITED)



                                    Repurchased
                      Beneficial     Beneficial
                         Unit          Unit      Limited   General
                     Certificates  Certificates  Partner   Partner    Total

BALANCE,
 December 31, 1996   $ 28,426,464  $ (1,262,355) $     1   $ 72,526 $27,236,636

    Net Income          2,552,900             -        -     25,787   2,578,687

    Repurchased
     Beneficial
     Unit
     Certificates               -      (960,752)       -          -    (960,752)
                     ------------  ------------  -------   -------- -----------

BALANCE,
 June 30, 1997       $ 30,979,364  $ (2,223,107) $     1   $ 98,313 $28,854,571
                     ============  ============  =======   ======== ===========



                        See notes to financial statements

                     CAPITAL SENIOR LIVING COMMUNITIES, L.P.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                   (UNAUDITED)



                                                      For the Six Months
                                                        Ended June 30,
                                                        --------------
                                                     1997             1996
                                                     ----             ----
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                     $  2,578,687    $  1,592,872

   Adjustments to reconcile net income
     to net cash provided by (used in)
     operating activities:
         Depreciation                                 826,128          737,742

         Amortization of deferred financing
           charges                                    117,315           80,572

         Provision for bad debt                        28,061           16,500

         Amortization of deferred income                    -          (35,011)

         Equity in earnings of investee                     -         (398,508)

         Minority interest                            395,462                -

         Changes in assets and liabilities,
           net of effects of acquisitions:
           Cash, restricted                            37,330                -

           Accounts receivable                       (644,918)          77,063

           Prepaid expenses and other                  27,186           (6,895)

           Accrued expenses and other
                liabilities                           142,308          214,322

           Customer Deposits                            9,490           15,175
                                                  -----------     ------------

                  NET CASH PROVIDED BY
                     OPERATING ACTIVITIES           3,517,049        2,293,832
                                                  -----------     ------------

                       See notes to financial statements

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash acquired upon consolidation of HCP           8,995,455                -

  Additions to property and equipment                (553,533)        (185,195)

  Investments in limited partnerships             (14,155,889)      (2,599,229)
                                                  -----------     ------------

                  NET CASH USED IN
                     INVESTING ACTIVITIES          (5,713,967)      (2,784,424)
                                                  -----------     ------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds on note                                6,000,000                -

    Payments on notes payable                        (760,991)         (24,982)

    Deferred charges                                        -          (20,352)

    Repurchase of beneficial unit certificates       (960,752)        (447,504)
                                                  -----------     ------------

                  NET CASH PROVIDED (USED) IN
                      FINANCING ACTIVITIES          4,278,257         (492,838)
                                                  -----------     ------------

 NET INCREASE (DECREASE) IN CASH AND
    CASH EQUIVALENTS                                2,081,339         (983,430)

 CASH AND CASH EQUIVALENTS, Beginning of Period    10,463,887        9,743,330
                                                  -----------     ------------

 CASH AND CASH EQUIVALENTS, End of Period         $12,545,226     $  8,759,900
                                                  ===========     ============



                        See notes to financial statements

                     CAPITAL SENIOR LIVING COMMUNITIES, L.P.
                     ---------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                                  JUNE 30, 1997
                                  -------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

Principals of Consolidation
---------------------------

The accompanying consolidated balance sheet, as of June 30, 1997, includes the accounts of the Partnership, its 99%-owned subsidiary, Retirement Partnership, Ltd., and HealthCare Properties, L.P. (HCP). HCP includes the accounts of HCP and its wholly owned subsidiaries, Danville Care, Inc., Foothills Care, Inc., Countryside Care, Inc., Countryside Care, L.P., and Cambridge Nursing Home Limited Liability Company. All significant intercompany accounts and transactions have been eliminated in consolidation. The 1% minority interest in Retirement Partnership, Ltd. is not presented separately due to its immateriality.

On June 30, 1997, the Partnership had increased its ownership in HCP to 55%. In the accompanying consolidated financial statements, HCP is consolidated as though a controlling financial interest in HCP had been acquired by the Partnership at January 1, 1997. At December 31, 1996 the Partnership owned approximately 31% of HCP's limited partner units and accounted for its investment in HCP on the equity method. Preacquisition earnings for 1997 applicable to HCP are included in minority interest. HCP is a Delaware limited partnership established for the purpose of acquiring, leasing, and operating existing or newly constructed long-term health care properties. One property is operated by HCP and seven properties are leased to qualified operators who provide specialized health care services. Capital Realty Group Senior Housing, Inc. (CRGSH) is the general partner.

The financial information has been prepared in accordance with the Partnership's customary accounting practices and has not been audited. In the opinion of management, the information presented reflects all adjustments necessary for a fair statement of interim results. All such adjustments are of a normal and recurring nature. The financial statements should be read in conjunction with the consolidated financial statements and the footnotes thereto included in the Partnership's annual report filed in Form 10-KSB for the year ended December 31, 1996.

Property and Equipment
----------------------

The Partnership provides for depreciation and amortization on property and equipment using the straight-line method by charges to operations in amounts to allocate the cost of the property and equipment over their estimated useful lives.

The carrying value of property and equipment is reviewed if the facts and circumstances suggest that it may be impaired. The consolidation of HCP at January 1, 1997 includes a reserve for impaired value of $2,185,381. For the six months ending June 30, 1997, no additional reserve for impaired value has been provided.

Cash Equivalents
----------------

The Partnership considers investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition
-------------------

Revenue from the four retirement living communities is recognized in the period in which the unit rental and/or food services relate.

Revenue from the two Projects (Towne Centre and Canton Regency) which offer assisted living, intermediate, and skilled health care (in addition to retirement living), is recognized as services are performed. The Towne Centre health care center (the "Center") is a provider of services under the Indiana Medicaid program. Accordingly, the Center is entitled to reimbursement under the foregoing program at rates which are lower than private pay rates. Patient service revenue for Medicaid patients is recorded at the reimbursement rates. The Towne Centre and Canton Regency health care centers (the "Centers") are also providers of services under the Medicare program.

The Centers are entitled to reimbursement under the foregoing program in amounts which approximate the lower of cost or charges for caring for these patients. During the period, the Centers received payments from this program on an estimated basis. Any differences between estimated and actual reimbursements are recognized in the subsequent year.

2.   COMMITMENTS AND CONTINGENCIES:
     -----------------------------

The Partnership had $19,046 and $56,376 in certificates of deposit at June 30, 1997 and December 31, 1996 respectively, restricted for utility deposits. The certificates of deposit mature one year from the original purchase date.

In conjunction with the Partnership's increased mortgage loan commitment on June 30, 1995 (see LIQUIDITY AND CAPITAL RESOURCES), a compensating balance of $150,000 was established with the mortgage company.

3.   TRANSACTIONS WITH RELATED PARTIES:
     ---------------------------------

In accordance with the Partnership Agreement, the general partner, Retirement Living Communities, L.P. ("RLC"), does not receive any fees from the Partnership but may be reimbursed by the Partnership for any actual costs and expenses incurred in connection with the operations of the Partnership. In addition, an affiliate of RLC is managing the assets of the Partnership and of HCP. CRGSH, an affiliate of RLC, also receives reimbursements and fees from HCP.

In addition, the Partnership and HCP has no employees. An affiliate of RLC makes gross payroll deposits and health insurance premium payments on behalf of the properties owned by the Partnership and HCP, which are reimbursed by the Partnership, and is required to fund any excess health insurance claims not covered by the Partnership's health premiums or related insurance policy. Reimbursements and fees paid to the general partner and affiliates of the general partner from the Partnership and HCP are as follows:


                                      Six months ended         Six months ended
                                       June 30, 1997             June 30, 1996

Salary and benefit reimbursements      $  4,259,624                2,692,041
Administrative reimbursements               280,329                  193,574
Asset management fees                       222,289                        -
Property management fees                    683,677                  501,607
General partner management fees              45,802                        -
                                       ------------             ------------
                                       $  5,491,721                3,387,222
                                       ============             ============

In connection with the extension of the Silver Lakes mortgage, an affiliate of RLC received a 1% financing fee of $20,352 in the first quarter of 1996.

In the second quarter of 1997, the Partnership received a loan from two affiliates of the general partner totaling $500,000. The loan was repaid in the second quarter of 1997 and paid accrued interest at 10% of $3,014.

In addition, a 50% shareholder of the general partner of RLC is chairman of the board of a bank where the Partnership holds the majority of its operating cash accounts.

The general partner and managing agent of NHP Retirement Housing Partners I, L.P. is an affiliate of RLC. See Note 4.

As of July 8, 1997, the Partnership entered into an asset purchase agreement with an affiliate of RLC pursuant to which the Partnership has agreed to sell substantially all of its assets, other than working capital, to such affiliate conditioned upon, among other things, the funding of such affiliate's initial public offering. (See LIQUIDITY AND CAPITAL RESOURCES)

4.   ACQUISITION OF INVESTMENTS
     --------------------------

During 1997, 1996 and 1995, the Partnership made various purchases of limited partnership interests in HCP and paid $4,925,267, $3,200,685 and $308,825, respectively. At June 30, 1997, the Partnership was committed to purchase $397,312 in additional limited partnership interests of HCP. As of June 30, 1997, the Partnership has cumulatively paid and committed $8,832,089 for a 55% ownership in HealthCare Properties, L.P.

In the second quarter of 1996, 9.36% in limited partnership interests in HealthCare Properties, L.P. was purchased from CRGSH, who had acquired the interests in 1993. The Partnership paid $1,269,077 to such affiliate, who recognized a $878,592 gain on the transaction. Because of this purchase, the Partnership exceeded 20% ownership and changed its method of accounting from the cost method to the equity method. In June 1997, the Partnership exceeded 50% ownership of HCP and changed its method of accounting from the equity method to a consolidated basis, effective January 1, 1997.

During 1997, 1996 and 1995, the Partnership made various purchases of outstanding Pension Notes of NHP Retirement Housing Partners I, L.P. and paid $8,833,310, $199,158 and $587,580, respectively. As of June 30, 1997, the
Partnership  has   cumulatively   paid  $9,620,048  for  a  27.9%  ownership  of
outstanding Pension Notes of NHP Retirement Housing Partners I, L.P. NHP Retirement Housing Partners I, L.P. owns a portfolio of 5 independent living retirement facilities. The Pension Notes bear simple interest at 13% per annum. Interest of 7% is paid quarterly, with the remaining 6% interest deferred. Deferred interest and principal matures on December 31, 2001. The Partnership accrued interest on the Pension Notes at 7% through March 31, 1997 and at 10.5% from April 1, 1997 through June 30, 1997, due to uncertainties regarding their ultimate realization. The ultimate realization of the Pension Notes is expected to be based primarily upon the value of the underlying properties. During 1996, the Partnership paid $1,364 for a 3.1% ownership of limited partnership interests in NHP Retirement Housing Partners I, L.P.

5.   DISPOSITION OF PROPERTY
     -----------------------

On November 5, 1996, the Partnership sold the Lakeridge and Silver Lakes Apartments to an unrelated party at a combined sales price of $4,793,000, paid in cash. After payment of the mortgage loan on the Silver Lakes Apartments and refund of its escrow balance, the Partnership received cash of approximately $2,549,000 on the sale. Due to the sale of Silver Lakes and Lakeridge, Partnership total revenues for the six months ended June 30, 1997 would have decreased approximately $647,588, and there would not have been a significant impact to net income.


Item 2.    MANAGEMENT'S DISCUSSION AND OR PLAN OF OPERATIONS

This discussion should be read in conjunction with the financial statements of Capital Senior Living Communities, L.P. (the "Partnership") included in this Report.

As of June 30, 1997, the Partnership's assets included four retirement projects (Harrison, Cottonwood Village, Canton Regency, and Towne Centre), a 3% interest in Encore Limited Partnership, a 55% limited partnership interest in HealthCare Properties, L.P., 27.9% of the outstanding pension notes of NHP Retirement Housing Partners I, L.P., a 3.1% limited partnership interest in NHP Retirement Housing Partners I, L.P., and a 99% interest in Retirement Partnership, Ltd. (the "Partnership Subsidiary").

RESULTS OF OPERATIONS
---------------------

The Partnership's primary source of funds is net rental income from the ownership and management of the four real estate projects owned by the Partnership.

FIRST SIX MONTHS OF 1997 COMPARED WITH FIRST SIX MONTHS OF 1996
---------------------------------------------------------------

Rental and other income for the six months ended June 30, 1997 and 1996 was $12,675,253 and $7,931,581, respectively. Rental and other income increased $4,743,672, or 59.8% from the six months ended June 30, 1996 to 1997. The inclusion of HCP revenues in 1997 from January 1, 1997 contributed $4,653,268, or 58.7% of this increase, as HCP was not consolidated in 1996. Of this amount, $2,495,295 in nursing income and $2,157,973 in facility lease income was attributable to the HCP consolidation. Multi-family income of $647,588 decreased from 1996 to 1997 due to the sale of the Silver Lakes and Lakeridge Apartments in November 1996. Independent, assisted living, and other income increased from 1996 to 1997 due to higher rents and increased occupancies at the Partnership's properties. Apart from consolidated HCP income, nursing income increased $526,826 from 1996 to 1997 and was mainly attributable to prior year Medicare cost report settlements. Interest income for the six months ended June 30, 1997 and 1996, was $787,696 and $204,539, respectively. Interest income increased $583,457 from the six months ended June 30, 1996 to 1997 primarily as a result of $163,635 attributable to the consolidation of HCP and $419,822 associated with the Partnership's increased investment in NHP Pension Notes and its accrual of a portion of deferred interest on these Notes. No income was recorded for income on investments for the six months ended June 30, 1997 due to the consolidation of HCP. During the six months ended June 30, 1996, income on investment of $459,043 was recognized, of which $25,523 was received from the Partnership's investment in Encore Limited Partnership and $433,520 recognized on equity participation and amortization of deferred income relating to the Partnership's investment in HealthCare Properties, L.P. Operating expenses are maintained by property and by natural expense classification, but are not allocated by revenue type. Salaries, wages, and benefits of $4,506,782 and $2,889,453 were paid by the Partnership for the six months ended June 30, 1997 and 1996, respectively. The increase in such payments of $1,617,329, or 56% from 1996 to 1997 was attributable to $1,633,039 of HCP salary costs upon consolidation and a decrease of $15,710 in Partnership salaries, wages and benefits for the six months ended June 30, 1997. Operating and other administrative expenses increased $1,470,663 from 1996 to 1997, or 46.2%, and was mainly attributable to $1,496,364 of HCP operating expenses upon consolidation and a decrease of $25,701 in Partnership operating and other administrative expenses for the six months ended June 30, 1997. Depreciation and amortization for 1997 was $943,443 and $818,314 in 1996. The increase in depreciation and amortization expense of $125,129, or 15.3% from 1996 to 1997 was due to $553,011 of HCP depreciation expense upon consolidation and a decrease of $427,882 in Partnership depreciation resulting from the sale of the Silver Lakes and Lakeridge Apartments in November, 1996. Interest expense increased $273,388 from 1996 to 1997, of which $343,823 was HCP interest expense upon consolidation and a decrease of $70,435 in Partnership interest expense resulting from the sale of the Silver Lakes Apartments in November 1996. Minority interest of $395,462 for the six months ended June 30, 1997 is the result of consolidation of HCP.

For the three months ended June 30, 1997 as compared with the three months ended June 30, 1996, the Partnership's revenue was impacted by the same shifts of revenue as discussed above with the exception of other income decreasing $340 for the comparable period from 1996 to 1997. Similarly, a comparison of second quarter 1997 operating expenses versus second quarter 1996 reflects the same variances as discussed above.

The Partnership expects its future operating results will depend in large part on its operating costs and occupancy levels in its facilities. If the operating costs increase or occupancy levels decline, the Partnership's operating results will be adversely affected.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

The General Partner believes cash and cash equivalents of $12,545,226 at June 30, 1997 is adequate for the working capital needs of the Partnership. These reserves will be used to support ongoing working capital needs, pay existing debt obligations, meet the capital and marketing improvements necessary to succeed in a competitive atmosphere, and fund future acquisitions or development of real estate projects.

The Partnership's business is no longer the ownership of tax-exempt bonds. Instead, since 1991 the Partnership has held and operated real properties. This has adversely impacted the tax-exempt nature of the Partnership's operations in that it caused the operations of the Partnership to be fully taxable for federal income tax purposes and will require the individual BUC holders to report their respective shares of any taxable income of the Partnership. Moreover, as a result of federal tax law changes in 1986, BUC holders will not be able to use losses from any other source, other than " passive activity" losses, to offset their share of the Partnership's taxable income.

On July 29, 1994, the Partnership obtained a $12,000,000 open-end mortgage loan commitment from a non-affiliated mortgage company, and pledged the Cottonwood, Harrison, Towne Centre and Canton Regency Retirement Community as collateral. On June 30, 1995, the Partnership increased its mortgage loan commitment from $12,000,000 to $17,500,000. The Partnership borrowed $5,500,000 under this loan commitment in the second quarter of 1997, which was repaid on July 1, 1997. At June 30, 1997, mortgage loans for HCP amounted to $6,946,423. These mortgage loans bear interest ranging from 6.8% to 10.75% and mature from 1997 to 2012. One note, with a balance outstanding of $686,542, was due on June 30, 1997. HCP is currently negotiating the extension of this note until December 1, 2001.

On June 30, 1997, the Partnership entered into a $77,000,000 mortgage loan agreement with Lehman Brothers and pledged the Cottonwood, Harrison, Towne Centre, and Canton Regency retirement communities and its investment in HCP and NHP as collateral. The loan agreement matures December 31, 1997. On July 1, 1997, $70,000,000 became outstanding under this loan agreement; $5,500,000 was used to repay an outstanding mortgage loan commitment and $64,500,000 was used to fund the liquidity requirement under the loan agreement through the purchase of three-month U.S. Treasury bills. The U.S. Treasury bills were sold under a repurchase agreement with a term equal to their maturity. Interest costs are based on 30-day LIBOR plus 50 basis points.

As of July 8, 1997, the Partnership entered into an asset purchase agreement with an affiliate of RLC pursuant to which the Partnership has agreed to sell substantially all of its assets, other than working capital, to an affiliate. This sale is conditional, among other things, upon the funding of such affiliate's initial public offering. The purchase price should be the appraised value of the assets being purchased, which purchase price should be paid primarily through assumption of the Partnership's loan with Lehman Brothers. If this agreement is consummated, this could result in substantial gain to the Buckholders.

PARTNERSHIP PROPERTIES

The following table sets forth summary information concerning the four income-producing real properties owned by the Partnership as of June 30, 1997. As discussed above, the Lakeridge and Silver Lakes Apartments were sold on November 5, 1996.


                            Number of Units At                Occupancy
   Project Name/Location      June 30, 1997           06/30/96         06/30/97
   ---------------------      -------------           --------         --------

Cottonwood Retirement       65 - residential             94%             100%
   Community
   Cottonwood, Arizona

The Harrison Retirement    124 - residential             84%              92%
   Community
   Indianapolis, Indiana

Towne Centre Retirement    147 - residential             94%              94%
   Community                34 - assisted living
   Merrillville, Indiana    64 - nursing

Canton Regency Retirement  147 - residential             97%              97%
   Community                34 - assisted living
   Canton, Ohio             50 - nursing


PART II  OTHER INFORMATION

Item 6.    (a)  Exhibits and Reports on Form 8-K

           Exhibit No.    Description of Exhibit

                27 Financial Data Schedule required by Item 601 of Regulation S-B filed herewith.

           (b) No reports on Form 8-K have been filed by the registrant during the quarter ended June 30, 1997.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    CAPITAL SENIOR LIVING COMMUNITIES, L.P.

                                    By:  RETIREMENT LIVING COMMUNITIES, L.P.
                                         General Partner

                                         By:  CAPITAL RETIREMENT GROUP, INC.
                                              General Partner




Date:    August 13, 1997                      By: /s/ Keith Johannessen
                                                  -----------------------------
                                                  Keith Johannessen
                                                  President

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    CAPITAL SENIOR LIVING COMMUNITIES, L.P.

                                    By:  RETIREMENT LIVING COMMUNITIES, L.P.
                                         General Partner

                                         By:  CAPITAL RETIREMENT GROUP, INC.
                                              General Partner




Date:    August 13, 1997                      By: /s/ Keith Johannessen
                                                  -----------------------------
                                                  Keith Johannessen
                                                  President